As filed with the Securities and Exchange Commission on September 17, 2003

Registration No. 333-108503

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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

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LEHMAN ABS CORPORATION

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

Delaware

13-3447441

(State of incorporation)

(I.R.S. Employer Identification No.)

----------------------

745 Seventh Avenue

New York, New York 10019

(212) 526-7000

(Address of principal executive offices)

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SAMIR TABET

Lehman ABS Corporation

745 Seventh Avenue

New York, New York 10019

(212) 526-7000

(Name and address of agent for service)

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Copy to:

GAIL G. WATSON, ESQ.

McKee Nelson LLP

5 Times Square, 35th Floor

New York, New York 10036

(917) 777-4200

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed	Proposed
Class of		Maximum	Maximum
Securities		Offering Price	Aggregate	Amount of
to be	Amount to be	Per	Offering	Registration
Registered	Registered	Unit(1)	Price(1)	Fee(2)

Assed Backed
Securities	$3,000,000,000	100%	$3,000,000,000	$242,700

(1)

Estimated for the purpose of calculating the registration fee.

(2)

$80.90 of which has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2003

Version #1

Prospectus Supplement dated ________ __, ____ To Prospectus dated _________ __, ____

$___________

LEHMAN HOME EQUITY LOAN TRUST ____-_

Home Equity Loan Asset-Backed Certificates, Series ____-_

[                     ]

Lehman ABS Corporation,

as Seller and Servicer

as Depositor

		Certificate		Underwriting	Proceeds to the
	Principal Balance	Rate	Price to Public	Discount	Depositor

Class	$	%	%	%	%
Total	$	N/A	$	$	$

The price to public listed above will be plus accrued interest, if any, at the certificate rate from _____________, _____.

The proceeds to the depositor will be before deducting expenses, payable by the depositor, estimated to be $____________.

Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above. Please see the information under the heading “Underwriting” in this prospectus supplement.

THE CERTIFICATES

●

represent the entire beneficial interest in a trust, whose assets are a pool of home equity revolving credit line loans secured primarily by first and more junior [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties and pass-through certificates representing fractional, undivided interests in mortgage loans.

●

currently have no trading market

CREDIT ENHANCEMENT

●

[Letter of Credit] [Surety Bond]

REVIEW THE INFORMATION IN RISK FACTORS ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ IN THE PROSPECTUS.

For complete information about the Home Equity Loan Asset-Backed Certificates, Series ____-_, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the certificates.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Home Equity Loan Asset-Backed Certificates, Series ____-_ in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series ____-_ and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Home Equity Loan Asset-Backed Certificates, Series ____-_ will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT

PAGE

SUMMARY

S-

RISK FACTORS

S-

THE [LETTER OF CREDIT] [SURETY BOND] ISSUER

S-

[DESCRIPTION OF LC/SURETY ISSUER]  THE HOME EQUITY LENDING PROGRAM

S-

SERVICING OF THE MORTGAGE LOANS

S-

THE HELOCS

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MATURITY AND PREPAYMENT CONSIDERATIONS

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DESCRIPTION OF THE CERTIFICATES

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USE OF PROCEEDS

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LEGAL INVESTMENT CONSIDERATIONS

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ERISA CONSIDERATIONS

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UNDERWRITING

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LEGAL MATTERS

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RATING

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PROSPECTUS

RISK FACTORS

80

DESCRIPTION OF THE SECURITIES

THE TRUST FUNDS

ENHANCEMENTS

SERVICING OF LOANS

THE AGREEMENTS

CUSTODY RECEIPTS; CUSTODY AGREEMENTS

CERTAIN LEGAL ASPECTS OF LOANS

THE DEPOSITOR

USE OF PROCEEDS

FEDERAL INCOME TAX CONSIDERATIONS

STATE TAX CONSIDERATIONS

ERISA CONSIDERATIONS

LEGAL INVESTMENT

RATINGS

PLAN OF DISTRIBUTION

LEGAL MATTERS

AVAILABLE INFORMATION

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read this entire document and the accompanying prospectus carefully.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

LAST SCHEDULED
CLASS	CERTIFICATE RATE	PRINCIPAL BALANCE	DISTRIBUTION DATE

	LIBOR+ _____%	$

We expect that the actual last distribution date for each certificate will be significantly earlier than its last scheduled distribution date.

THE TRUST

Lehman Home Equity Loan Trust ____-_ will be formed on _________ __, ____ by Lehman ABS Corporation, [servicer] and [trustee]. [Seller] will sell the mortgage loans to Lehman ABS Corporation. Lehman ABS Corporation will deposit the mortgage loans with the trust. [trustee] will act as trustee for the benefit of the securityholders.

CERTIFICATES OFFERED

On the closing date, __________ __, ____, the trust will issue the certificates. Each certificate represents an undivided ownership interest in the trust.

The certificates will be offered for purchase in denominations of [$1,000] and integral multiples of $1 thereof.

REGISTRATION OF CERTIFICATES

We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

TRUST PROPERTY

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

●

a pool of home equity loans, which are secured primarily by first and more junior [deeds of trust][mortgages] on primarily one- to four-family residential properties.

●

payments on the mortgage loans received on and after [the cut-off date]

●

any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit. Principal amounts may be drawn down by the borrower under the lines of credit from time to time, subject to the borrower’s credit limit. A borrower may repay principal at any time.

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the [deed of trust] [mortgage] related to each mortgage loan

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property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure

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the benefits of the [letter of credit][surety bond]

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rights of the depositor under the purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller, including the right to require the seller to repurchase mortgage loans for breaches of representations and warranties.

●

rights of the seller under any hazard insurance policies covering the mortgaged properties

THE MORTGAGE LOANS

On [the closing date], the trust will acquire the pool of mortgage loans.  The information below is based on the pool as it existed on [the cut-off date] of $__________. The mortgage loans have the following characteristics as of [the cut-off date]:

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number of mortgage loans:

●

aggregate principal balance: $

●

mortgaged property location: __states; other than __% of mortgaged properties located in [state], no state represents more than ___% of the mortgage loans, by loan balance

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maximum combined loan to value ratio at origination: ____% (based on credit limit)

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weighted average combined loan-to-value ratio: ____% (approximate)

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combined loan-to-value ratio range: ____% to ____% (approximate)

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loan balance range: $0.00 to $____________

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credit limit range $___________ to $__________ (approximate)

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mortgage loan origination range from __________ to __________, ____

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weighted average loan utilization rate: ___% (approximate)

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average loan balance: $____________

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maximum principal balance: $_________

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interest rates range: ____% to ____%

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weighted average interest rate: ____% (approximate)

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weighted average remaining term to stated maturity, based on principal balance: ____ months (approximate)

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term to stated maturity range: __ months to __ months

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last maturity date:

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average credit limit: $_________

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[use and type of each mortgaged property: ____% owner occupied; ____% second vacation home;

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[____% first priority and ____% second priority lien]

The seller’s underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

We refer you to “Risk Factors--Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller’s Underwriting Standards”; “Description of the Mortgage Loans”; “The Home Equity Lending Program”; and “THE HELOCS”; in this prospectus supplement.

INTEREST ON THE MORTGAGE LOANS

Interest on each mortgage loan is payable monthly and computed on the average daily outstanding loan balance for each billing cycle at a variable rate per annum, subject to minimum and maximum rates, including applicable usury limitations, equal to the sum of

(1)

the [prime rate], and

(2)

a margin.

Principal amounts may be drawn down by the borrower under the lines of credit from time to time, subject to the borrower’s credit limit.  A borrower may repay principal at any time.

We refer you to ““The Home Equity Lending Program--Heloc Terms” in this prospectus supplement and “Certain Legal Aspects of the Loans-Applicability of Usury Laws” in the prospectus.

SERVICER

The servicer of the mortgage loans will be [the Bank][

].  We refer you to “Servicing of Mortgage Loans--The Servicer” in this prospectus supplement.

SERVICING

The servicer will be responsible for servicing, managing and making collections on the mortgage loans. The servicer will receive a monthly servicing fee equal to, __% per annum of the pool balance.  We refer you to “Description of the Certificates--Distributions on the Certificates”; and “Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses” in this prospectus supplement.

Under limited circumstances, the servicer may resign or be removed, in which event either the trustee or a third-party servicer will be appointed as successor servicer.

We refer you to “Servicing of the Loans--Certain Matters Regarding the Servicer” and “The Agreements--Events of Default” and “--Rights Upon Events of Default” in the Prospectus.

COLLECTIONS

The servicer will allocate collections received on the trust property as either interest collections or principal collections. All amounts will then be allocated in accordance with the interests of the certificateholders, based on the investor interest, and the interests of the seller based on the seller interest.

We refer you to “Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account” and “Servicing of Loans--Deposits to and Withdrawals from the Collection Account” in this prospectus supplement.

DISTRIBUTION OF CERTIFICATEHOLDERS

You are entitled to receive monthly payments of interest at the certificate rate on the principal balance of your certificates. You are also entitled to receive monthly payments of principal during the amortization period.  These payments will be funded from a percentage of the payments received with respect to the mortgage loans or, in certain circumstances, from draws on the [letter of credit] [surety bond.]

The distribution date will be the ____ day of each month, or the next business day if the ___ is not a business day, starting with __________ __, ____.

We refer you to “Description of the Certificates” in this prospectus supplement.

Payments of principal to you of will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, as described in this prospectus supplement. The seller will hold the seller interest which represents the remaining undivided interest in the trust. On the ______ business day, but no later than the ______ calendar day, of each month, the servicer will calculate, and instruct the trustee regarding the amounts to be paid to you.

The pool balance is the aggregate amount of the loan balances for the mortgage loans, including any additional draws by borrowers. The pool balance will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments by borrowers will usually differ on each day.

 [The interest in the pool balance which is represented by the certificates will never exceed the aggregate certificate principal balance.]

INTEREST

Interest will be distributed monthly on each distribution date, starting on __________ __, ____. Interest will accrue during the period starting on the preceding distribution date ,or from the closing date for the first distribution date, through the day preceding the current distribution date on the basis of the [actual number of days in the interest period and a 360-day year].

Interest payments will be funded allocable to the investor interest from the portion of the interest collections collected during the immediately preceding calendar month, or the period from _____________, ___ through the last day of the calendar month immediately preceding such distribution date for the first distribution date. To the extent there are insufficient funds, the shortfall will be funded from draws on the [letter of credit] [surety bond].

We refer you to “Description of the Certificates” and “Risk Factors--Credit Enhancement” in this prospectus supplement.

PRINCIPAL PAYMENTS; REVOLVING PERIOD

You will not be entitled to receive payments of principal during the revolving period. The revolving period is expected to last from the closing date through __________ __, ____. The revolving period will terminate earlier if an early amortization event occurs. In order to maintain the certificate principal balance at $__________,except in certain limited circumstances, during the revolving period, principal collections allocable to the investor interest will be paid to the seller rather than the certificateholders. During the revolving period the certificateholders will maintain the same investor interest in the trust.

We refer you to “Description of the Certificates.”

PRINCIPAL PAYMENTS; AMORTIZATION PERIOD

During the amortization period the principal collections allocated to the investor interest will be paid to you. The amortization period will begin __________ __, ____ or, on the date an early amortization event occurs. The amortization period will end when the certificate principal balance has been reduced to zero or when the trust terminates. Payments of principal will be made on each distribution date starting on the distribution date in the month following the month in which the amortization period commences. We refer you to “Description of the Certificates--Early Amortization Events” for a discussion of the events which might lead to the early commencement of the amortization period.

On each distribution date you will be entitled to receive an amount equal to the investor percentage multiplied by the principal collections received during the preceding calendar month. On the last day of the revolving period, the trustee will determine the “investor percentage”. The investor percentage will equal the principal balance of the certificates divided by the pool balance.

Allocations based upon the investor percentage during the amortization period may result in distributions of principal in amounts that are greater relative to the declining balance of the certificate principal balance than would be the case if a fixed investor percentage were not used to determine the percentage of principal collections distributed in respect of the investor interest.

We refer you to “Description of the Certificates--Payments on Mortgage Loans; “Deposits to Collection Account.”

[LETTER OF CREDIT] [SURETY BOND]

On [the closing date], [issuer] will issue a [letter of credit] [surety bond]. If available amounts on deposit in the collection account on any distribution date are insufficient to provide for the payment of the amount required to be distributed to you and the servicer, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for such distribution date. Any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [letter of credit] [surety bond] issuer as reimbursement for payments.

We refer you to “the [Letter of Credit] [Surety Bond] Issuer”; “Description of the Certificates--The [Letter of Credit] [Surety Bond]”; “--Distributions on the Certificates”; “Risk Factors--[Credit Enhancement]” in this prospectus supplement and “Enhancement” in the prospectus.

[LETTER OF CREDIT] [SURETY BOND] AMOUNT

The amount available under the [letter of credit] [surety bond] for the first distribution date will be $__________.

For each distribution date after the first distribution date, the amount will equal the lesser of a percentage of the pool balance and an amount based on amounts drawn under the [Letter of Credit] [Surety Bond] and amounts paid to the [Letter of Credit] [Surety Bond] Issuer.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

The trust will terminate on the distribution date after the earlier of:

(1) the reduction of the certificate principal balance and all unreimbursed loss amounts to zero; and

(2) the final payment or other liquidation of the last mortgage loan in the trust.

On any distribution date when the certificate principal balance is less than or equal to $________ ([5]% of the initial certificate principal balance) the investor interest will be subject to optional retransfer to the seller. The retransfer price will be equal to the sum of the outstanding certificate principal balance and accrued and unpaid interest thereon at the certificate rate through the day preceding the final distribution date.

We refer you to “Description of the Certificates--Optional Termination” in this prospectus supplement, and “The Agreements--Termination” in the prospectus.

FEDERAL TAX CONSIDERATIONS

McKee Nelson LLP is of the opinion that the certificates will be treated as indebtedness for Federal income tax purposes. Each holder of a certificate, by the acceptance of a certificate, will agree to treat the certificate as indebtedness for Federal, state and local income and franchise tax purposes.

We refer you to “Federal Income Tax Considerations” in the prospectus for additional information concerning the application of Federal income tax laws.

ERISA CONSIDERATIONS

[A fiduciary of any employee benefit plan subject to ERISA should carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA.]

[The certificates generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the Internal Revenue Code.]

We refer you to “ERISA Considerations” in the prospectus and in this prospectus supplement.

CERTIFICATE RATING

Before the certificates can be issued, the trust must obtain a rating on the certificates of:

[Rating][Rating Agency]

The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to “Ratings” and “Risk Factors--Rating of the Securities” in the prospectus.

RISK FACTORS

SERVICER’S ABILITY TO CHANGE THE TERMS OF THE HELOCS MAY AFFECT PAYMENTS ON THE HELOCS WHICH MAY AFFECT PAYMENTS TO YOU.

The servicer may permit an increase in the credit limit under a HELOC. Additional balances arising under a mortgage loan as a result of an increase in the credit limit will be treated the same as additional balances arising under a mortgage loan for which there has been no increase in the credit limit.

In addition to such changes, the servicer may agree to other changes in the terms of a loan agreement, provided that such changes:

(1)

do not materially adversely affect the interest of the certificateholders,

(2)

are consistent with prudent business practice,

(3)

are also being applied to the comparable segment of home equity credit lines being held for the servicer’s own account, and

(4)

do not change the terms of the HELOC so as to change the terms for the amortization of principal. The servicer may also extend the period during which draws under the HELOCS may be made.

There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the HELOCS.

Changes in the terms of the HELOCS may impact your receipt of interest and principal.

DELINQUENT MORTGAGE LOANS INCLUDED IN TRUST PROPERTY MAY BE MORE LIKELY TO DEFAULT THAN NON-DELINQUENT MORTGAGE LOANS.

The trust will include mortgage loans which are ___ days or fewer delinquent. As of the cut-off date, the aggregate loan balance of delinquent mortgage loans was $__________. If there are not sufficient funds from interest collections allocated to the investor interest to cover losses on the mortgage loans for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero, the certificate principal balance will be reduced by the mount of that shortfall which would result in a reduction in the aggregate amount of principal returned to the certificateholders, in the amount of interest collections allocable to the investor interest and in the amount of interest collections available to provide protection against defaults in subsequent collection periods. In the amount of interest collections mortgage loans which are delinquent may be more likely to experience losses.

POSSIBILITY OF HIGHER RATES OF DELINQUENCIES, DEFAULTS AND FORECLOSURES RESULTING FROM SELLER’S UNDERWRITING STANDARDS

The seller’s underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

RECHARACTERIZATION OF CERTIFICATES BY IRS COULD RESULT IN TAX LIABILITY.

If the IRS were to contend successfully that the certificates were not debt obligations of the seller for federal income tax purposes, the arrangement among the depositor and the certificateholders might be classified as either a partnership or an association taxable as a corporation that owns the mortgage loans. This recharacterization may result in taxes, which may reduce the amount of interest and principal you receive. We refer you to “FEDERAL INCOME TAX CONSIDERATIONS” in the prospectus.

THE [LETTER OF CREDIT] [SURETY BOND] ISSUER

The following information with respect to _________ ______________ (“___________”) has been furnished by _____________.

[DESCRIPTION OF LC/SURETY ISSUER]

THE HOME EQUITY LENDING PROGRAM

GENERAL

The home equity lines of credit in the trust were originated by ___________________ (the “Bank”) under its home equity lending program. The Bank has offered variable-rate home equity revolving credit lines since ____________. As of _____________, _____, the Bank owned approximately $__________ million aggregate principal amount of outstanding loans originated in the State of ____________ under home equity credit lines.

UNDERWRITING PROCEDURES RELATING TO HELOCS

[Each revolving home equity line of credit is originated after a review by the Bank in accordance with its established underwriting procedures, which are intended to assess the applicant’s ability to assume and repay such home equity lines of credit and the adequacy of the real property which serves as collateral for such home equity lines of credit. The maximum home equity line of credit provided by the Bank is $________.

Each applicant for a home equity line of credit is required to complete an application which lists the applicant’s assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity to justify making a home equity line of credit, the Bank will conduct a further credit investigation of the applicant. This investigation includes:

(1)

obtaining and reviewing an independent credit bureau report on the credit history of the borrower in order to evaluate the borrower’s ability to repay;

(2)

obtaining a verification of employment from the applicant’s employer;

(3)

obtaining and reviewing pay stubs, income tax returns and/or W-2 forms in order to verify the applicant’s income; and

(4)

obtaining a drive-by appraised value of the property to be mortgaged through an independent frontal exterior inspection and neighborhood observation.

Although no complete title search of a property to be mortgaged is required, the borrower must supply a bring-down to the date of origination of the complete title search obtained by the borrower at the time of his original purchase of the mortgaged property.

The Bank calculates the maximum amount of the loan that the customer may obtain by taking ___%, of the appraised value of the property and subtracting any outstanding senior mortgage balance. Financial insurance premiums and fees are not included in the loan amount when making such computation.

Applications for loans with loan-to-value ratios exceeding ___% require regional manager approval. Overrides of other criteria may be authorized by branch managers up to their lending limits. Among the reasons that the Bank grants overrides are the existence of compensating balances in accounts of the borrower held by the Bank and pre-existing relationships between the borrower and the trust department of the Bank. However, balances in other accounts of the borrower, may not be available if the related home equity line of credit defaults or becomes delinquent. The bank uses these.

No information is available with respect to the portion of the home equity lines of credit in the bank’s Portfolio as to which overrides of underwriting criteria were granted.]

HELOC TERMS

[A borrower may access a home equity line of credit by writing a check supplied by the Bank or through a check overdraft facility. On home equity lines of credit originated prior to ____________, _____ in ____________ _______, there is no automatic termination of the draw period so long as the borrower is not in default under the loan agreement. On all home equity lines of credit originated in ___________ and on home equity lines of credit originated after ___________, ______ in ______________ _______, there is a ___ year draw period so long as the borrower is not in default under the loan agreement.

Home equity lines of credit bear interest at a variable rate which may change monthly. Home equity lines of credit are subject to a maximum per annum interest rate of ___ percentage points and to state usury limitations. See “Certain Legal Aspects of the Loans--Applicability of Usury Laws” in the prospectus. The monthly rate on the home equity lines of credit is 1/12th of the annual percentage rate which is equal to the sum of [prime] plus the margin specified in the related loan agreement.

Interest on a home equity line of credit is calculated at the loan rate applied to the daily balance of the account for each day of the billing cycle. Each month a borrower is required to pay the amount of interest accrued on the line during the previous month.

There are no minimum principal payment requirements for home equity lines of credit originated prior to _______, ____ in ____________. For all lines of credit originated in _________________ and lines of credit originated after _____________, ____ in ______________, principal repayments vary depending on the option selected by the borrower.

●

A borrower who selects an “interest only” option has no minimum principal payment during the first ten year draw period and thereafter has a minimum monthly principal payment during the ten years following the draw period of 1/120th of the principal amount outstanding on the last day of the ten year draw period.

●

A borrower who selects a “principal and interest” option has a minimum monthly principal payment during the first ten year draw period of 1/200th of the principal amount outstanding on the last day of the applicable billing cycle.

●

After the first ten year draw period, the minimum monthly payment is 1/120th of the principal amount outstanding on the last day of the first ten year draw period.

Billing statements are mailed monthly. The billing statement details all debits and credits and specifies the minimum payment due and the available credit line. All payments are due ___ days after the billing statement is issued.

Interest on the home equity lines of credit accrues based on an index of the “prime rate” published in the “Money Rates” section of The Wall Street Journal on the applicable billing date, or if such day is not a banking day, on the banking day immediately preceding such day. Changes in the interest rate on the loans take effect on the first day of the next billing cycle.

If more than one prime rate is published, then the highest rate published will be used. The loan agreements provide that if publication of the index is discontinued, the Bank will change the index upon notification.

The Bank also offers a “fixed rate” loan option whereby a borrower may repay all or a portion of the outstanding loan balance, in excess of $________, at a fixed rate. If a borrower selects a “fixed rate” option the amount converted will be treated as a principal payment on the line of credit and the available line of credit will be reduced by the “fixed rate” option amount.

The Bank has the right under each home equity line of credit originated prior to ____________, with 30 days’ prior written notice of the amendment or longer notice period if applicable in accordance with Federal and applicable state law, to change any of the loan’s terms, including increasing the monthly periodic rate or changing the index. Unless otherwise indicated in the notice to the borrower, all such changes will apply to both new and outstanding balances. For home equity lines of credit originated after _____________, _____, the Bank may make changes pre-approved by each individual borrower and changes that are considered immaterial. Notwithstanding the foregoing, no change shall be made to the terms of the home equity lines of credit after ___________, ____ unless, in connection with such change, the depositor delivers to the trustee an opinion of counsel stating that such change will not cause the trust, or the arrangement by which the certificates are issued, to be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

The Bank has the right to suspend or terminate the right to obtain additional credit, or to require the borrower to pay the entire balance due plus all other accrued but unpaid charges immediately, if the borrower fails to make any required payment by the due date, if the borrower’s original loan application was fraudulent or contained a material misrepresentation or if the borrower sells or transfers the mortgaged property or acts in any way which adversely affects the lien of the mortgage or the maintenance of the property. The Bank has the right to suspend the right to obtain additional credit or to reduce a borrower’s credit limit, if the value of the mortgaged property declines significantly below its appraised value, if the Bank reasonably believes the borrower will be unable to repay the line due to a material financial change, if the borrower is in default under the loan agreement, if government action either impairs the Bank’s security interest or prevents it from imposing the annual percentage rate, if a regulatory agency has notified the Bank that continued advances would institute an unsafe and unsound practice or if the maximum annual percentage is reached.]

SERVICING OF THE MORTGAGE LOANS

THE SERVICER

[The Servicer is a ___________ which is wholly owned by _____________.

The Servicer conducts a general banking business throughout the _________, and, with its subsidiaries, offers a broad array of commercial and retail loan and deposit products and services, mortgage banking and brokerage and investment services. At _________, the Servicer had total assets of approximately $________ billion and total deposits of approximately $_________ billion.

The principal executive offices of the Servicer are located at _____________________________ (telephone (___-___-_____)).]

SERVICING OF HELOCS

[Centralized controls and standards have been established by the Servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations.

If a payment on a loan is ten days past due, a late notice is computer generated and mailed to the borrower. A collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due to make payment arrangements.

When an account is between 45 and 60 days past due, a credit bureau report is obtained, homeowner’s insurance is verified, the status of senior mortgages and property taxes is checked and a title search and “drive-by” appraisal are ordered.

If arrangements have not been made to cure the delinquency within 61 days after its due date, drawing privileges are cancelled. After 90 days of delinquency, the loan is referred to outside counsel and is placed on a “non-accrual” status. All legal expenses are assessed to the account and become the responsibility of the borrower. When the servicer determines that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

The borrower can make reinstatement arrangements for a delinquent loan up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the servicer purchases the property through the foreclosure action, the account is transferred to the servicer’s REO department which is maintained at __________________. The REO department is responsible for maintaining and marketing the property.

The servicer may not foreclose on the property securing a junior mortgage loan unless the servicer forecloses subject to any senior mortgages, which means that the servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the servicer has initiated its foreclosure action, the servicer may advance funds to keep senior mortgages current until such time as the servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the servicer’s foreclosure action, the servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the trust’s interest in the related property.]

See “Servicing of Loans” in the Prospectus for additional information regarding the servicer’s servicing of the loans pursuant to the pooling and servicing agreement.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER’S PORTFOLIO

The following tables set forth the delinquency and loss experience for each of the periods shown for the servicer’s portfolio of home equity lines of credit. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the servicer’s portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. There can be no assurance that the delinquency and loss experience of the loans will be similar to that set forth below.

For purposes of the following table, the period of delinquency is based on the number of days payments are contractually past due, but not including loans that have been charged off.

DELINQUENCY EXPERIENCE (DOLLARS IN THOUSANDS)

As of			As of December 31,
, 20__(1)			20__		20__		20__		20__		20__
	Number		Number		Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

Portfolio Principal Outstanding at Period End..........		$		$		$		$		$		$

Delinquency 30-59 Days..........		$		$		$		$		$		$

60-89 Days..........

90 or More Days, including loans in foreclosure but not charged off.........	________	________	________	________	________	________	________	________	________	________	________	________

Total Delinquencies...		$		$		$		$		$		$

Total Delinquencies as a Percentage of the Portfolio at Period End..........	%	%	%	%	%	%	%	%	%	%	%	%

For purposes of the table below, net losses equal the total of principal charged off less any recoveries.

LOSS EXPERIENCE (DOLLARS IN THOUSANDS)

As of			As of December 31,
, 20__ (1)			20__		20__		20__		20__		20__
	Number		Number		Number		Number		Number		Number
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

Portfolio Principal Outstanding at Period End..........		$		$		$		$		$		$

Gross Losses..........		$		$		$		$		$		$

Recoveries..........		$		$		$		$		$		$

Net Losses...		$		$		$		$		$		$

Net Losses as a Percentage of Portfolio at Period End..........	%(1)	%(1)%		%	%	%	%	%	%	%	%	%

___________

(1)

This percentage represents the three-month period ended ______________, 20__ annualized and is not necessarily indicative of the results which may occur for the full year.

The customary policy of the Bank is to charge off mortgage loans in full that are 120 days past due unless foreclosure proceedings are planned or there are indications that the account will be brought current. An account that is not charged off because there are indications that payment is imminent generally will be charged off after an additional 60 to 90 days if such payments are not forthcoming.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE DELINQUENCY AND LOSS EXPERIENCE

[to be completed in connection with actual transaction]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

The servicing compensation to be paid to the servicer in respect of its servicing activities relating to the loans will be paid to it from collections of interest on the loans at the time such collections are received and will be equal to ____% per annum, of the pool balance. The Investor Percentage of the servicing fee will be paid as described under “Description of the Certificates--Distribution on the Certificates--Distribution of Interest Collections and Draw Amounts” herein. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

[The servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent.] In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related proceeds received on the loans in liquidation.

THE HELOCS

The trust will be formed pursuant to the pooling and servicing agreement. The depositor will transfer the loans to the trust, without recourse, in exchange for the certificates to be offered to the public and a certificate to be held by the Seller representing the Seller’s interest in the trust. The property of the Trust will consist of the Mortgage Loans, all proceeds of the Mortgage Loans, all monies on deposit in the Collection Account and the Certificate Account, the Mortgages on the properties securing the Mortgage Loans, including any properties acquired by foreclosure or deed in lieu of foreclosure, the benefits of the [Letter of Credit] [Surety Bond], and the proceeds on any insurance policies covering the Mortgage Loans or Mortgaged Properties or any obligors on the Mortgages. [Pursuant to the Agreement, the Seller will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, in order to avoid the occurrence of any Early Amortization Event resulting from a decline in the Seller’s Interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the Trust (subject to certain limitations and conditions) from time to time. See “Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust” herein.] In addition, the Seller may, subject to certain limitations and conditions specified in the Agreement, cause the retransfer from the Trust to it of certain Mortgage Loans. See “Description of the Certificates--Optional Retransfers of Mortgage Loans to the Seller” herein.

The loans to be transferred to the trust (collectively, the “Pool”) are evidenced by loan agreements secured by credit line [deeds of trust] [mortgages] (which are primarily second [deeds of trust] [mortgages] on properties, approximately ____% of which are located in _____________ and approximately ____% of which are located in other states, with no single state accounting for more than ____% of the Cut-Off Date Pool Balance. The principal balance of the loans as of ___ in many cases is less than the credit limit of those loans. Additional draws on those loans will be property of the trust and will increase the pool balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the available credit limit of the loans and assumed rates of draws on similar loans.

Each HELOC was originated between __________ and the Cut-Off Date [in the ordinary course of the Bank’s home equity revolving credit program]. The [Bank’s] general policy was to require that the combined loan-to-value ratio under a loan at its origination not exceed 80% of the market value of the related property, based upon an appraisal at origination, as described under “The Home Equity Lending Program” herein. Substantially all of the properties were one- to four-family residential properties. As of the Cut-Off Date, the weighted average utilization rate of the credit limits was approximately _____%.

On the closing date, no more than 5% of the loans (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the loans in this prospectus supplement. Set forth below is a description of certain additional characteristics of the loans as of _______:

LOAN POOL STATISTICS CUT-OFF DATE LOAN BALANCES

Range of Cut-Off Date Loan Balances	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

$ to $		$	%
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
to $
Total		$	%

CUT-OFF DATE LOAN RATES

Range of Loan Rates	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

% to %		$	%
% to %
% to %
% to %
% to %
% to %
Total		$	%

CUT-OFF DATE MARGIN RANGES – PRIME INDEXED MORTGAGE LOANS

Margin	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

%		$	%
%
Total		$	%

CREDIT LIMIT UTILIZATION RATES

Range of Credit Limit Utilization Rates	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

0.00% to 5.00%		$	%
5.01% to 10.00%
10.01% to 15.00%
15.01% to 20.00%
20.01% to 25.00%
25.01% to 30.00%
30.01% to 35.00%
35.01% to 40.00%
40.01% to 45.00%
45.01% to 50.00%
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% to 90.00%
90.01% to 95.00%
95.01% to 100.00%
Total		$	%

COMBINED LOAN-TO-VALUE RATIOS(1)

Range of Credit Limit Utilization Rates	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

0.00% to 5.00%		$	%
5.01% to 10.00%
10.01% to 15.00%
15.01% to 20.00%
20.01% to 25.00%
25.01% to 30.00%
30.01% to 35.00%
35.01% to 40.00%
40.01% to 45.00%
45.01% to 50.00%
50.01% to 55.00%
55.01% to 60.00%
60.01% to 65.00%
65.01% to 70.00%
70.01% to 75.00%
75.01% to 80.00%
80.01% to 85.00%
85.01% and above
Total		$	%

(1)

For a description of the method of calculating the Combined Loan-to-Value Ratio, see “THE HOME CREDIT LINES” herein. The information in this table is as of the Cut-Off Date.

MORTGAGE LOAN INTEREST RATE FLOORS

Interest Rate Floors	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

None		$	%
$
$
Total		$	%

MORTGAGE LOAN INTEREST RATE CEILINGS

Interest Rate Ceilings	Number of Home Equity Credit Lines	Aggregate Loan Balances	% of Pool by Aggregate Loan Balances

%
%
None
Total		$	%

PROPERTY USE OF MORTGAGE LOANS

Property Use	Number of Mortgage Loans	Aggregate Balance	Percent of Mortgage Loans by Principal Balance

Owner Occupied
Non-Owner Occupied
Unknown

Total			$100.00%

LIEN PRIORITY OF MORTGAGE LOANS

Lien Priority	Number of Mortgage Loans	Aggregate Balance	Percent of Mortgage Loans by Principal Balance

First Mortgage
Second Mortgage
Third Mortgage

Unknown
Total			$100.00%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGE LOANS

State	Number of Mortgage Loans	Aggregate Balance	Percent of Mortgage Loans by Principal Balance

Total			$100.00%

PROPERTY TYPE OF MORTGAGE LOANS

Number of Units	Number of Mortgage Loans	Aggregate Balance	Percent of Mortgage Loans by Principal Balance

Single Family Detached
Single Family Attached
2-4 Family
Condominium
Cooperative
Unknown
Total			$100.00%

ORIGINATION YEAR OF MORTGAGE LOANS

Number of Units	Number of Mortgage Loans	Aggregate Balance	Percent of Loan Pool by Aggregate Loan Balance

__
__
__
__
__
__
__
__

Total			$100.00%

DAYS DELINQUENT AS OF CUT-OFF DATE

Days Delinquent	Number of Mortgage Loans	Aggregate Balance	Percent of Loan Pool by Aggregate Loan Balance

30-59
60-89
Total			$100.00%

No assurance can be given that the values of the properties as of the dates of origination of the related HELOCs have remained or will remain constant or have not declined. If the residential real estate market generally or the residential real estate market in the area in which the properties are located should experience an overall decline in property values such that the outstanding loan balances of the loans, together with any senior financing on the properties, equal or exceed the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. For information concerning possible declines in value of the properties, see “Risk Factors--Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders” in the prospectus. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments under the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the pool. To the extent that losses are not covered by draws on the [Letter of Credit] [Surety Bond], they will be borne by holders of the certificates.

The descriptions in this prospectus supplement of the pool and the properties are based upon the pool as it is expected to be constituted as of the close of business on ______. Prior to the issuance of the certificates, loans may be removed from the pool as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the depositor deems such removal necessary or desirable. A limited number of other loans may be included in the pool prior to the issuance of the certificates, so long as including those loans would materially alter the characteristics of the pool described herein. The depositor believes that the information set forth herein will be representative of the characteristics of the pool as it will be constituted at the time the certificates are issued, although the range of loan rates and maturities and other characteristics of the loans may vary.

A current report on Form 8-K containing a detailed description of the loans will be available to purchasers of the certificates on or shortly after the closing date and will be filed with the SEC within fifteen days after the closing date, if there is a material difference between the description of the loans contained herein and the loans as constituted on the closing date. The Form 8-K will specify the precise aggregate outstanding principal balance of the loans as of _____ and will set forth on a precise basis the other information presented herein on an approximate basis.

MATURITY AND PREPAYMENT CONSIDERATIONS

The pooling and servicing agreement provides that the certificateholders will not receive payments of principal until the distribution date in ___________ which is the first distribution date after the first collection period following the end of the Revolving Period or earlier if an Early Amortization Event occurs. During the Amortization Period, certificateholders will be entitled to receive on each distribution date the Investor Percentage described herein of the Principal Collections received in the preceding collection period until the certificate principal balance is reduced to zero. Allocations of Principal Collections based on the Investor Percentage (which is fixed for the Amortization Period to equal the percentage derived from dividing the certificate principal balance by the pool balance, in each case at the end of the Revolving Period) may result in distributions of principal to the certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining certificate principal balance bears to the pool balance. [The pooling and servicing agreement permits the seller, at its option, but subject to the satisfaction of the conditions specified in the agreement, including the conditions described herein, to remove loans from the trust at any time during the life of the trust (including the Amortization Period), so long as the pool balance after such removal is not less than the pool balance at the closing date. The seller may also, under certain circumstances, add additional loans to the trust. Such removals and additions may affect the rate at which principal is distributed to certificateholders. See “Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust” and “--Optional Retransfers of Mortgage Loans to the Seller”]

All of the loans may be prepaid without penalty in full or in part at any time. Since prepayments on the loans will increase principal collections in the related collection period, the prepayment experience of the loans will affect the life of the certificates.

The rate of prepayment on the loans cannot be predicted. Home equity credit lines such as the loans have been originated in significant volume only during the past few years and neither the seller nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of similar loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the loans will amortize as described herein, the absence of voluntary borrower prepayments could cause rates of principal payment to be slower than, or similar to, those of traditional full-amortizing first mortgages. The prepayment experience of the loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in geographic location of the related properties, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the loans and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines.

Substantially all of the loans contain “due-on-sale” provisions, and the servicer intends to enforce such provisions, so long as enforcement is permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of Loans--’Due-on-sale’ Clauses in Mortgage Loans” in the Prospectus. The yield to an investor who purchases the certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by the investor at the time of the purchase.

Collections on the loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. In addition, it is possible that borrowers may fail to make scheduled payments. Further, collections on the loans may vary due to seasonal purchasing and payment habits of borrowers. Because the loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their loans to any significant degree. See “Description of the Securities--Weighted Average Life of the Securities” in the Prospectus.

DESCRIPTION OF THE CERTIFICATES

The certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe the material provisions of the pooling and servicing agreement.

GENERAL

The certificates will be issued in denominations of [$1,000] and multiples of $1 and will evidence undivided ownership interests in the trust. [Definitive] certificates[, if issued,] will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See “--Registration of Certificates” below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The Certificate principal balance of the certificates will be equal to the initial principal amount of the certificates, minus the amount of principal payments paid to the certificateholders, and minus the amount of any losses allocated to the certificates and not reimbursed as provided herein. See “--Distributions on the Certificates” below. Each certificate represents the right to receive payments of interest at the certificate rate and payments of principal during the Amortization Period funded from Interest Collections and Principal Collections, respectively, allocated to the investor interest and draws on the [Letter of Credit] [Surety Bonds].

The seller will own the seller interest which is the interest in the trust not represented by the certificates. The seller interest will represent an undivided interest in the trust, including the right to receive a percentage of Interest Collections and Principal Collections. The initial amount of the seller interest was determined, among other factors, to be able to absorb reductions in the aggregate amount of loan balances in the trust without causing an Early Amortization Event. There can be no assurance that the seller interest will be sufficient for that purpose. While the seller is obligated (subject to certain conditions and limitations) to transfer Eligible Additional Mortgage Loans (to the extent available) to the Trust, there can be no assurance that sufficient Eligible Additional Mortgage Loans will be available.

During the Revolving Period, the certificate principal balance will remain constant except in certain limited circumstances. See “--Distributions on the Certificates” below. The pool balance, however, will vary each day as principal is paid on the loans, liquidation losses are incurred, additional balances are drawn down by borrowers, loans are retransferred to the Seller or Eligible Additional Mortgage Loans are transferred to the trust. Consequently, the amount of the seller interest will fluctuate each day to reflect the changes in the pool balance. During the Amortization Period, the certificate principal balance will decline as the Investor Percentage of Principal Collections is distributed to the certificateholders. As a result, during the Amortization Period, the seller interest may increase each month to reflect the reductions in the certificate principal balance and may change each day to reflect the variations in the pool balance.

ASSIGNMENT OF LOANS

At the time of issuance of the certificates, the depositor will transfer to the trust all of its right, title and interest in and to each loan (including any additional balances arising in the future) conveyed by it to the trust, including all principal (including Net Liquidation Proceeds) and interest received on or with respect to the loans subsequent to the closing date (other than any amounts received in respect of taxes insurance premiums, assessments and similar items, as provided in the pooling and servicing agreement) plus the Investor Percentage of Interest Collections on the mortgage Loans during the period from the Cut-Off Date to the second business day preceding the Closing Date, but not in excess of the amount needed to distribute the required interest to Certificateholders on the first Distribution Date and to pay the related Investor Servicing Fee. The trustee, concurrently with such transfer, will deliver the certificates and the Seller Interest to or upon the order of the depositor. Each loan assigned to the trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.

The depositor will deliver the mortgage files containing, among other things, the loan agreement, the mortgage note and the mortgage relating to each loan to the trustee or its custodian. The trustee or its custodian will review each mortgage file within ___ days of receipt thereof. If any document is found not to have been executed or received or to be unrelated to the loan or to be otherwise defective, the trustee or its custodian will notify the seller, and the seller shall have a period of ____ days after such notice to correct or cure such defect. If the defect cannot be cured within the ____-day period, the seller will be obligated to accept the retransfer of that loan from the trust. Upon retransfer, the loan balance of that loan will be deducted from the pool balance, thus reducing the amount of the seller Interest by the same amount. If the deduction would cause the seller Interest to become less than zero, the seller will be obligated to make a deposit to the collection account of the Retransfer Deposit Amount, which is the amount by which the seller Interest is less than zero. Notwithstanding the foregoing, no retransfer shall be considered to have occurred unless the seller actually deposits the Retransfer Deposit Amount. The obligation of the seller to accept a retransfer of a defective loan and, if applicable, pay the Retransfer Deposit Amount, is the sole remedy regarding any defects in the mortgage files available to the trustee or the certificateholders.

The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each loan on the schedule of loans appearing as an exhibit to the pooling and servicing agreement including, among other things, that:

(1)

[each Mortgage Loan has been generated under an eligible home equity line of credit;

(2)

at the time of transfer to the trust, the seller has transferred all of the seller’s right, title and interest in each loan, free of any lien (subject to certain exceptions);

(3)

each loan complied, at the time of origination, in all material respects with applicable state and Federal laws; and

(4)

as of the date of origination, the related mortgaged property was covered by hazard insurance in the amount at least equal to the lesser of (a) the maximum insurable value of the improvements thereon and (b) the combined credit limit under the home equity line of credit and the unpaid principal balance of any mortgage loan senior thereto].

Upon discovery of a breach of any of the above representations and warranties which materially and adversely affects the interests of the trust, the certificateholders or the [Letter of Credit] [Surety Bond] Issuer in the related loan, the seller will have a period of ____ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the ____-day period, the seller will be obligated to accept a retransfer of the loan from the trust subject to the same restrictions and procedures described above.

Any loan required to be retransferred to the seller as described in the preceding two paragraphs is referred to as a “Defective Mortgage Loan”.

The seller may, but is not obligated to, retransfer a Defective Mortgage Loan to the trust within ____ days of the transfer of that loan to the seller if all defects in respect of that loan have been cured and that loan satisfies the applicable representations and warranties in the pooling and servicing agreement at the time of such retransfer to the trust.

[TRANSFERS OF ELIGIBLE ADDITIONAL MORTGAGE LOANS TO THE TRUST

If, for each of five consecutive business days during the Revolving Period, the seller Interest is less than 10% of the pool balance, then, not later than the first business day of the calendar month beginning at least ten business days after that period the seller will be obligated to transfer to the trust Eligible Additional Mortgage Loans to the extent of availability, which may be generated under home equity credit lines in any billing cycle to increase the seller Interest to at least 10% of the pool balance on such date. An Eligible Additional Mortgage Loan is a home equity loan that was originated under a HELOC that complies with the representations and warranties described under “Assignment of Mortgage Loans” above. In addition, the seller must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the Trust:

(i)

the pool balance, after giving effect to such transfer, will not exceed $___________;

(ii)

the Mortgage Files for such Eligible Additional Mortgage Loans shall have been delivered to the trustee or its custodian; and

(iii)

the seller shall have given notice of the proposed transfer to the rating agency and the rating agency has not notified the seller in writing prior to the transfer date that such transfer will result in a reduction or withdrawal of its then-current rating for the certificates.

[OPTIONAL RETRANSFERS OF MORTGAGE LOANS TO THE SELLER

Subject to the conditions specified in the pooling and servicing agreement, the seller may, at its option, require the retransfer of one or more loans from the trust to it on the last day of any collection period. The pool balance after giving effect to such retransfer must not be less than the pool balance on the closing date. The seller will be required to satisfy the following conditions, among others:

(i)

the seller shall reasonably believe that such retransfer will not cause an Early Amortization Event to occur;

(ii)

as of the fifth business day prior to the proposed transfer, not more than 10% of the Mortgage Loans, based on loan balances, after giving effect to the proposed transfer, are delinquent more than 30 days and the weighted average delinquency of all of the loans is not more than 60 days;

(iii)

the seller shall have represented that no selection procedures reasonably believed by the seller to be adverse to the interests of the certificateholders or the [Letter of Credit] [Surety Bond] Issuer were used to select the loans to be removed;

(iv)

the seller shall have received evidence satisfactory to it that the reassignment will not, as of the date thereof, prevent the transfer of the loans to the trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that such reassignment will, as of the date thereof, prevent such transfer from being recognized as a sale for regulatory purposes; and

(v)

each rating agency shall have been notified of the proposed retransfer and prior to the date of retransfer shall not have notified the seller in writing that such retransfer would result in a reduction or withdrawal of its then-current rating of the certificates.]

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

The servicer will follow collection procedures with respect to the loans as it follows from time to time with respect to mortgage loans in its servicing portfolio comparable to the loans in the trust. See “Servicing of the Loans--Collection Procedures; Escrow Accounts” in the prospectus.

The servicer will establish and maintain a collection account, which is a separate account in the name of the trustee for the benefit of the certificateholders and the [Letter of Credit] [Surety Bond] Issuer. See “Servicing of Loans--Deposits to and Withdrawals from the Collection Account” in the prospectus. [The collection account will be established initially with the trust department of the trustee.] Funds in the collection account may be invested in eligible investments maturing in general not later than the business day preceding the next distribution date. Eligible investments for the collection account consist of certain investments acceptable to each rating agency for a structured transaction having the rating initially assigned to the certificates. All net income and gain realized from any such investment will be paid to the servicer.

Investor Percentage and Seller Percentage. Pursuant to the pooling and servicing agreement, the servicer will allocate between the Investor Interest and the Seller Interest all Principal Collections, which are all amounts collected under the loans on account of principal, including the principal portion of any liquidation proceeds in excess of litigation expenses, and any Liquidation Loss Amounts, which are the amount of the amount of the unrecovered loan balance of any Defaulted Mortgage Loan at the end of the collection period in which such Defaulted Mortgage Loan became a Defaulted Mortgage Loan. A “Defaulted Mortgage Loan” is a loan that has been written off as uncollectible by the servicer. The collection period for a distribution date is the calendar month preceding that distribution date or, in the case of the first distribution date, the period from the Cut-Off Date through the last day of the calendar month preceding the month in which the first distribution date occurs. The servicer will make each allocation by reference to the Investor Percentage and the Seller Percentage applicable in each case during a Collection Period.

For convenience, this prospectus supplement refers to the Investor Percentage with respect to Interest Collections, Principal Collections and Liquidation Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each collection period, and will vary primarily as a result of changes in the pool balance.

The Investor Percentage will be calculated as follows:

Interest Collections, Liquidation Loss Amounts and Principal Collections during the Revolving Period. When used with respect to Interest Collections and Liquidation Loss Amounts at any time, Investor Percentage means the percentage equivalent of a fraction the numerator of which is the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the immediately preceding collection period, or, in the case of the first collection period, as of the closing date. When used with respect to Principal Collections during the Revolving Period, Investor Percentage means the percentage equivalent of a fraction the numerator of which is the amount of the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the immediately preceding collection Period, or in the case of the first collection period, as of the closing date.

Principal Collections during the Amortization Period. When used with respect to Principal Collections during the Amortization Period, Investor Percentage is a set percentage that means the percentage equivalent of a fraction the numerator of which is the amount of the certificate principal balance and the denominator of which is the pool balance, in each case as of the end of the Revolving Period.

The Seller Percentage on any date of determination will, in all cases, be equal to 100% minus the Investor Percentage on that date.

Deposits in the Collection Account and Payments to the Seller. On the closing date, the servicer will deposit in the collection account funds in the amount of the Investor Percentage of Interest Collections on the loans received during the period from the Cut-Off Date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest on the certificates and the Investor Servicing Fee to be distributed on the first distribution date. On and after the closing date, the servicer will, subject to the following paragraph, deposit on a daily basis within two business days following receipt thereof:

(i)

during each collection period in the Revolving Period, the Investor Percentage of Interest Collections and

(ii)

during each collection period in the Amortization Period, the Investor Percentage of all Interest Collections and Principal Collections. The servicer will pay to the Seller within two business days of its receipt thereof:

(i)

during each collection period in the Revolving Period, the Seller Percentage of all Interest Collections and, if the Seller Interest, after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the trust on such day, is equal to or greater than zero, the Seller Percentage of all Principal Collections and the Investor Percentage of all Principal Collections and

(ii)

during each collection period in the Amortization Period, the Seller Percentage of Interest Collections and, if the Seller Interest, after giving effect to any transfers of Additional Balances or Eligible Additional Mortgage Loans to the trust on such day, is greater than zero, the Seller Percentage of all Principal Collections.

The trustee will establish and maintain a distribution account. On the business day preceding each distribution date the servicer will transfer amounts in the collection account for distribution to certificateholders to the distribution account.

The trustee will deposit in the distribution account any amounts drawn on the [Letter of Credit] [Surety Bond] as described below.

Any Principal Collections not paid to the seller because of the limitations described above will be deposited and retained in the collection account for payment to the Seller, during the Revolving Period, if and when the Seller Interest is greater than zero and, during the Amortization Period, to the Seller Interest.

DISTRIBUTIONS ON THE CERTIFICATES

Distributions on the certificates will be made by the trustee on each distribution date out of amounts on deposit in the distribution account to the persons in whose names such certificates are registered at the close of business on the day prior to each distribution date. Distributions will be made by check mailed (or upon the request of a certificateholder owning certificates having denominations aggregating at least $___________, by wire transfer or otherwise) to the address of the person entitled thereto [(which, in the case of Book-Entry Certificates, will be DTC or its nominee)] as it appears on the certificate register in amounts calculated as described herein on the ______ business day -- but no later than the ______ calendar day -- of the month in which the related distribution date occurs. However, the final distribution in respect of the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of such final distribution.

Distributions of Interest Collections and Required Amounts. On each distribution date, the trustee, on behalf of the trust, shall pay the following amounts in the following order of priority to the following persons from the Investor Interest of all Interest Collections collected during the related collection period, together with the Required Amount, if any, drawn on the [Letter of Credit] [Surety Bond] for that distribution date.

(1)

[to the certificateholders, interest at the certificate rate for the interest period preceding that distribution date on the certificate principal balance outstanding immediately prior to that distribution date;

(2)

to the certificateholders, any interest on the certificates accrued in accordance with clause (1) that has not been previously distributed to certificateholders plus, to the extent legally permissible, interest thereon at the certificate rate applicable from time to time;

(3)

to the servicer, the Investor Servicing Fee for the related interest period and all accrued and unpaid Investor Servicing Fees for previous interest periods;

(4)

if such distribution date is in the Revolving Period, to the Seller, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period; provided that the Seller Interest, after giving effect to any transfers of Additional Balances and Eligible Additional Mortgage Loans on such date and to the distribution of such Liquidation Loss Amount, is equal to or greater than zero;

(5)

if such distribution date is in the Amortization Period, to the certificateholders, the Investor Percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period;

(6)

to the certificateholders, the aggregate of the amounts allocable pursuant to clause (5) that were not previously distributed pursuant to such clause; and

(7)

to the certificateholders, accrued and unpaid interest on the outstanding amount described in clause (6) above (such interest being calculated at the certificate rate for each interest period during which such unreimbursed amount was outstanding.]

Any amounts remaining in the collection account collected during or with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [Letter of Credit] [Surety Bond] Issuer.

A Certificate Principal Balance Loss Deduction Amount represents a loss of principal in respect of Defaulted Mortgage Loans allocable to the Investor Interest and will arise when the Investor Percentage of Interest Collections and the Required Amount are not sufficient to cover the loss, in accordance with the priority of distributions in clauses (5) and (6) above described. Any Certificate Principal Balance Loss Deduction Amounts which have not been reimbursed, as provided herein, will reduce the certificate principal balance.

The Required Amount for each Distribution Date will be the lesser of (1) the [Letter of Credit] [Surety Bond] Amount and (2) the amount, if any, by which (a) the full amount distributable on such distribution date pursuant to clauses (1) through (7) above exceeds (b) the Investor Percentage of the Interest Collections for the related Collection Period. The Required Amount will be drawn on the [Letter of Credit] [Surety Bond].

Distributions of Principal. On each distribution date after the first collection period in the Amortization Period, the Trustee will distribute to the certificateholders the Investor Percentage of Principal Collections received in the preceding collection period. In addition, the trustee will distribute to the certificateholders on any distribution date during the Amortization Period any Retransfer Deposit Amount received (or drawn on the [Letter of Credit] [Surety Bond] in respect thereof) in the preceding collection period and any Unallocated Principal Collections then on deposit in the distribution account. The aggregate distributions of principal to the certificateholders will not exceed their certificate principal balance on the Closing Date.

[Calculation of Certificate Rate. With respect to the initial distribution date, the certificate rate will be equal to ____%. Thereafter, on each distribution date, the certificate rate will be equal to LIBOR as of the second London Business Day (as defined below) prior to the immediately preceding distribution date plus 0.___%. However, if the certificate rate calculated as described in the preceding sentence for any distribution date is greater than the weighted average of the Net Loan Rates for the loans for the preceding collection period, the certificate rate for that distribution date will be equal to the weighted average of the Net Loan Rates. The Net Loan Rate for a loan is its loan rate less 0.__% per annum. Interest payable on any distribution date will accrue on the certificates during the related Interest Period, which is the period from the preceding distribution date -- or, in the case of the first distribution date, from the closing date -- through the day preceding that distribution date. All calculations of interest accrued on the certificates will be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days.

The term certificate principal balance means (1) the original principal amount of the certificates less (2) all amounts previously distributed to certificateholders under “--Distributions of Principal” above, less (3) the aggregate of all unreimbursed Certificate Principal Balance Loss Deduction Amounts.

Calculation of LIBOR. “LIBOR” with respect to any distribution date will be determined by the trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month commencing on the second London Business Day prior to the previous distribution date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London Time, on the date of calculation. If at least two offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest one-sixteenth of a percent, of those offered rates. If fewer than two quotations appear, LIBOR with respect to the distribution date will be determined at approximately 11:00 A.M., London time, on the determination date on the basis of the rate at which deposits in United States dollars having a maturity of one month are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in that market at that time. The trustee will request the principal London office of those major banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean, rounded upwards as aforesaid, of those quotations. If fewer than two quotations are provided, LIBOR with respect to that distribution date will be the arithmetic mean, rounded upwards as aforesaid, of the rates quoted at approximately 11:00 A.M., New York City time, on the determination date by three major banks in New York, New York selected by the trustee for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the major banks selected as aforesaid by the Bank are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

[For purposes of calculating LIBOR, a “London Business Day” will be any business day on which dealings in deposits in United States dollars are transacted in the London interbank market. “Reuters Screen LIBO Page” will be the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.)]

THE [LETTER OF CREDIT] [SURETY BOND]

On the closing date, the [Letter of Credit] [Surety Bond] Issuer will issue the [Letter of Credit] [Surety Bond] in favor of the trustee on behalf of the trust to support payments on the certificates. On each determination date, the servicer will determine the amounts required to be drawn on the [Letter of Credit] [Surety Bond], up to the [Letter of Credit] [Surety Bond] Amount, for distribution to certificateholders on the related distribution date. On each distribution date, any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made as described above, will be distributed to the [Letter of Credit] [Surety Bond] Issuer. See “--Distributions on Certificates” above.

The [Letter of Credit] [Surety Bond] Amount, or the amount available under the [Letter of Credit] [Surety Bond] for the initial distribution date will be $        . For each distribution date thereafter, the [Letter of Credit] [Surety Bond] Amount will equal the lesser of (1) __% of the pool balance as of the first day of the preceding collection period after giving effect to any amounts distributed with respect to principal of the loans on the distribution date occurring in that preceding collection period and (2) the [Letter of Credit] [Surety Bond] Amount as of the first day of the preceding collection period, minus any amounts drawn under the [Letter of Credit] [Surety Bond] during that preceding collection period, plus any amounts paid to the [Letter of Credit] [Surety Bond] Issuer on the distribution date occurring in that preceding collection period up to the amount of any previous draws on the [Letter of Credit] [Surety Bond].

EARLY AMORTIZATION EVENTS

As described above, the Revolving Period will continue until the close of business on the last day of __________ unless an Early Amortization Event occurs prior thereto. The term “Early Amortization Event” refers to any of the following events:

[(a)

failure on the part of the servicer or the depositor

(1)

to make any payment or deposit on the date required under the pooling and servicing agreement within five business days after such payment or deposit is required to be made,

(2)

to observe or perform in any material respect certain covenants of the servicer or the depositor or

(3)

to observe or perform in any material respect any other covenants or agreements of the servicer or the depositor set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of the certificateholders and which, in the case of clause (3), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders for such period;

(b)

any representation or warranty made by the servicer or the depositor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the certificateholders are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the certificateholders for that period; provided, however, that an Early Amortization Event shall not be deemed to occur if the depositor has accepted retransfer of the related loan or all affected loans, if applicable, during that period, or a longer period not to exceed an additional 60 days as the Trustee may specify, in accordance with the provisions of the agreement;

(c)

the trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

(d)

if the seller fails to transfer to the trust Eligible Additional Mortgage Loans by the required time;

(e)

an event of default under the trust agreement occurs;

(f)

the [Letter of Credit] [Surety Bond] Amount is less than ____% of the outstanding certificate principal balance; or

(g)

if the average of the Investor Percentage of Interest Collections for any three consecutive collection periods is less than the amounts to be distributed to certificateholders as set forth in subsections (1) through (7) under “Distributions on the Certificates--Distributions of Interest Collections and Required Amounts” above for the three distribution dates relating to those collection periods.]

[In the case of any event described in clauses (a), (b) or (e), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in such clauses, either the trustee or holders of certificates evidencing percentage interests in the trust aggregating more than 51% or the [Letter of Credit] [Surety Bond] Issuer (but only if the [Letter of Credit] [Surety Bond] is outstanding or the [Letter of Credit] [Surety Bond] Issuer has not been fully reimbursed for all amounts paid to the trust by the [Letter of Credit] [Surety Bond] Issuer), by written notice to the depositor and the servicer and to the trustee if given by the certificateholders or the [Letter of Credit] [Surety Bond] Issuer declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (f), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee or the certificateholders or the [Letter of Credit] [Surety Bond] Issuer immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Amortization Period will commence. In such event, distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Early Amortization Date occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than ____________, the date on which the Amortization Period is scheduled to commence, certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the pooling and servicing agreement, which may shorten the final maturity of the certificates.]

OPTIONAL TERMINATION

If the certificate principal balance is reduced to less than 5% of the original certificate principal balance, the depositor may effect a retransfer of the certificateholders’ interest in each loan, and all property acquired in respect of any loan, remaining in the trust for an amount equal to the sum of the outstanding certificate principal balance plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date. The purchase price will be distributed to the certificateholders in lieu of the amount that would otherwise be distributed if the options were not exercised and will be applied as provided in the Agreement.

[REGISTRATION OF CERTIFICATES

The certificates will be in book-entry form.  Persons acquiring beneficial ownership interests in the certificates, or beneficial owners, will hold their certificates through The Depository Trust Company, New York, New York (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

The book-entry certificates will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the financial intermediary’s ownership of that book-entry certificate will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

Payments on the certificates and transfers of the securities take place through book-entry notations.  The trustee makes payments to the holding depository, which in turn makes payments to its participants.  The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants.  Consequently, beneficial owners of the book-entry certificates may experience delay in their receipt of payments.  The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Transfers of the certificates are made similarly through book-entry notations.  Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository.  Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners.  Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movements of securities.  DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations.  Certain of such participants (or their representatives), together with other entities, own DTC.  Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Clearstream was incorporated as a limited liability company under Luxembourg law.  Clearstream is owned by Cedel International, société anonyme, and Deutsche Borse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management.  Clearstream interfaces with domestic markets in several countries.  As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector.  Clearstream has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream and Euroclear.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.  In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry certificates.  Clearstream is an indirect participant in DTC.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in many currencies, including U.S. dollars.  In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.  Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation (“Euroclear Clearance System”).  All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank.  The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.  The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator.  Specifically, these terms and conditions govern:

•

transfers of securities and cash within Euroclear;

•

withdrawal of securities and cash from Euroclear; and

•

receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to book-entry certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator and by Euroclear.

Distributions with respect to the book-entry certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.  Title to book-entry certificates will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures.  Book-entry certificates may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg.  Book-entry certificates may be transferred within DTC in accordance with procedures established for this purpose by DTC.  Transfers of book-entry certificates between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Initial settlement for the book-entry certificates will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.  Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States.  However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry certificates to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

Because of time-zone differences, credits of book-entry certificates received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date.  These credits or any transactions in book-entry certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day.  Cash received in Euroclear or Clearstream as a result of sales of book-entry certificates by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.  Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.  DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry certificates.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC.  DTC may take actions, at the direction of its participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the sponsor or the trustee is unable to locate a qualified successor, (b) the sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates.  Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue and authenticate definitive certificates, and the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.]

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the loans.

LEGAL INVESTMENT CONSIDERATIONS

Although, as a condition to their issuance, the certificates will be rated in the [highest] rating category of the rating agency, the certificates will not constitute “mortgage related securities” for purposes of the SMMEA, because most of the mortgages securing the loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the certificates, which because they evidence interests in a pool that includes junior mortgage loans are not “mortgage related securities” under SMMEA. See “Legal Investment” in the Prospectus.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws (“Similar Law”) that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as “Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

It is expected that the certificates will be considered equity interests in the Trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute “publicly-offered securities” and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant. [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (1) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed “plan assets” for purposes of ERISA), or (2) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not cause any non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code or cause any non-exempt violation of any Similar Law or subject the Trustee, the certificate administrator or the depositor to any obligation in addition to those undertaken in the pooling and servicing agreement.]

[It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated ______________, and the Terms Agreement relating to the certificates, dated ____________, between the Depositor and Lehman Brothers Inc., an affiliate of the depositor, the depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the depositor, all of the certificates.

The underwriting agreement provides that Lehman Brothers’ obligations hereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of the certificates if any are purchased.

The distribution of the certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling the certificates to or through dealers, and such dealers may receive from Lehman Brothers compensation in the form of underwriting discounts, concessions or commissions. Lehman brothers and any dealers that participate with Lehman Brothers in the distribution of the certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The underwriting agreement provides that the depositor will indemnify Lehman Brothers against certain civil liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters with respect to the Certificates will be passed upon for the depositor by McKee Nelson LLP and for Lehman Brothers by McKee Nelson LLP.

RATING

It is a condition to issuance that the certificates be rated not lower than “____”by [Rating Agency] and “____” by [Rating Agency].

A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the loans. The rating takes into consideration the characteristics of the loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the loans or the possibility that certificateholders might realize a lower than anticipated yield.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

INDEX OF DEFINED TERMS

Bank

S-

Certificate Principal Balance

S-

Clearstream

S-

Defaulted Mortgage Loan

S-

Defective Mortgage Loan

S-

DTC

S-

Early Amortization Event

S-

Euroclear

S-

Euroclear Clearance System

S-

Investor Percentage

S-

LIBOR

S-

London Business Day

S-

Plans

S-

Similar Law

S-

$__,___,___,___

LEHMAN HOME EQUITY

LOAN TRUST ____-_

$_________

ASSET-BACKED CERTIFICATES

SERIES ____-_

LEHMAN ABS CORPORATION

(DEPOSITOR)

_________________

PROSPECTUS SUPPLEMENT

[

, ____]

_________________

LEHMAN BROTHERS

===================================================================================

The information in this prospectus supplement is not complete and may be changed.   We may not sell these securities until the registration filed with the SEC is effective.  This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2003

Version #2

Prospectus Supplement dated ________ __, ____ To Prospectus dated __________ __, ____

$-------------

Lehman Home Equity Loan Trust ____-_

$________ Home Equity Loan Asset-Backed Certificates, Series ____-_

$_______ Home Equity Loan Asset-Backed Notes, Series ____-_

	[Seller],		Lehman ABS Corporation,
	as Seller		As Depositor

[Certificates]	Principal	[Certificate][Note]		Underwriting	Proceeds to the
[Notes]	Balance	Rate	Price to Public	Discount	Depositor
	$	%	%	%	%
Total	$		$	$	$

Lehman Brothers Inc. will purchase the offered certificates from the depositor at the price specified in the table above.  Please see the information under the heading “Underwriting” in this Prospectus Supplement.

The [Certificates][Notes]

●

the certificates represent a beneficial interest in a trust, whose assets are a pool of non-conforming closed-end [adjustable][fixed]rate home equity revolving credit line loans and certain property relating to such loans

●

the notes are secured by assets of the trust

●

currently have no trading market

Credit Enhancement

●

will be provided in the form of [overcollateralization] [an irrevocable and unconditional certificate guaranty insurance policy issued by [insurer]]

Review the information in Risk Factors on page S-_ of this prospectus supplement and on page __ of the prospectus.

●

For complete information about the [certificates][notes] read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the [certificates][notes].

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the [certificates][notes] in any state where  the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the [certificates][notes] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the [certificates][notes] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT

Page

Summary

S-

Risk Factors

S-

The Trust

S-

The [Letter of Credit][Surety Bond] Issuer

S-

The Home Equity Lending Program

S-

Servicing of the Mortgage Loans

S-

Description of the Mortgage Loans

S-

[Tabular Information]

S-

Description of the Servicing Agreement

S-

Description of the Securities

S-

The Indenture

S-

The Trust Agreement

S-

Administration Agreement

S-

The Indenture Trustee

S-

The Owner Trustee

S-

Use Of Proceeds

S-

Federal Income Tax Consequences

S-

State Tax Consequences

S-

ERISA Considerations

S-

Legal Investment Considerations

S-

Underwriting

S-

Legal Matters

S-

Rating

S-

PROSPECTUS

Risk Factors

80

Description Of The Securities

The Trust Funds

Enhancements

Servicing Of Loans

The Agreements

Custody Receipts; Custody Agreements

Certain Legal Aspects Of Loans

The Depositor

Use Of Proceeds

Federal Income Tax Considerations

State Tax Considerations

ERISA Considerations

Legal Investment

Ratings

Plan Of Distribution

Legal Matters

Available Information

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the [certificates][notes], read this entire document and the accompanying prospectus carefully.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

[Certificate]	Interest Rate
[Note]	(first distribution			Last Scheduled
Class	date only)	Interest Rate	Principal Balance	Distribution Date

	__________%	[LIBOR + __%] [%]
	__________%	[LIBOR + __%] [%]

We expect the actual last distribution date for each certificate will be significantly earlier its last scheduled distribution date.

The Trust

Lehman Home Equity Loan Trust ____-_, will be formed on ____________ ___, ____ by Lehman ABS Corporation, [seller] and [trustee]. [Seller] will sell the mortgage loans to Lehman ABS Corporation and Lehman ABS Corporation will deposit the mortgage loans and the private securities with the trust.

[[Indenture trustee] will act as trustee for the benefit of the noteholders.] [Owner trustee] will act as trustee for the benefit of the certificateholders.]

Offered Securities

On the closing date, _________ ___, _____, [the notes will be issued pursuant to the indenture] [the trust will issue the certificates]. The securities will be issued in minimum denominations of [$100,000] and integral multiples of [$1,000] in excess thereof.

Registration of Securities

We will issue the securities in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository.

The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

We refer you to “Risk Factors--Book-Entry Securities.”

Trust Property

The property of the trust will include:

●

a pool of home equity revolving credit line loans made or to be made in the future under home equity revolving credit line loan agreements, secured primarily by second [deeds of trust] [mortgages] on residential properties that are primarily one- to four-family properties

●

payments on the mortgage loans received after [the cut-off date]

●

any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit from time to time, subject to the borrower’s credit limit. The draws are funded by the [bank] [servicer] [seller] [depositor]

●

property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure

●

the benefits of the [surety bond] [letter of credit]

●

rights of the depositor under the purchase agreement pursuant to which the depositor purchased the mortgage loans from the seller, including the right to require the seller to repurchase mortgage loans for breaches of representations and warranties

●

rights of the seller under any hazard insurance policies covering the mortgaged properties.

The Mortgage Loans

On the closing date, the trust will acquire a pool of mortgage loans. The information below is based on the pool of mortgage loans as it existed on [the cut-off date].

●

aggregate principal balance: $__________

●

maximum combined loan-to-value ratio (using the maximum credit limit):

_______

●

weighted average combined loan-to-value ratio: ____%

●

principal balance range: $0.00 to $____________

●

credit limit range: $___________ to $______ (approximate)

●

average credit limit: $___________

●

originated in the period from __________ to ____________

●

weighted average credit limit utilization rate:  ___% (approximate).

The seller’s underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

We refer you to “Risk Factors--Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller’s Underwriting Standards”; “The Home Equity Lending Program” and “Description Of The Mortgage Loans.”

[Interest on the Mortgage Loans

Interest on each mortgage loan is payable monthly and is computed based on the average daily outstanding principal balance of the mortgage loan for the calendar month prior to the due date. The loan rate is equal at any time (subject to minimum and maximum rates, and applicable usury limitations) to the sum of:

(i)

[the prime rate] and

(ii)

a margin generally within the range of ____% to ____%.  The loan rate is subject to adjustment [ ].]

Servicer

[The servicer] will service the mortgage loans.

Servicing Compensation

The servicer will receive a monthly servicing fee equal to ___% per annum of the pool balance prior to interest being distributed to the holders. We refer you to “Servicing Of Mortgage Loans--Servicing Compensation and Payment of Expenses.”

Collections

All collections on the mortgage loans will be allocated by the servicer between interest and principal. The servicer will generally deposit collections distributable to the securityholders in a collection account.  We refer you to “Description of the Servicing Agreement” in this prospectus supplement and “Servicing of Loans-Deposits to and withdrawals from the Collection Account” in the prospectus.

Distribution to Securityholders

You will be entitled to receive payments of interest each month. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments on the mortgage loans. Each month the [servicer] [trustee] will calculate the amounts to be paid to the securityholders.

The distribution date will be the ___ day of each month or the next business day if the __ is not a business day. The first distribution date will be _____ __, ____.

On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

(1)

as payment to the servicer of the servicing fee;

(2)

as payment on the securities of accrued interest due and any overdue accrued interest with interest thereon;

(3)

as principal on the securities in the amounts as described in this prospectus supplement;

(4)

as principal of the securities, for any amounts unrecoverable as losses on the mortgage loans;

(5)

as payment of the premium on the [surety bond];

(6)

as reimbursement of prior draws made on the [surety bond]; and

(7)

any remaining amounts to the depositor.

Interest

Interest will accrue on the outstanding principal balance of the securities at the applicable rate from the closing date to the first distribution date. After the first distribution date, interest will accrue from and including the preceding distribution date to but excluding the current distribution date. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.]

[Letter of Credit] [Surety Bond]

On the closing date, [issuer] will issue a [letter of credit] [surety bond]. If available amounts on deposit in the collection account are insufficient to provide for the payment of the amount required to be distributed to you and the servicer on a distribution date, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for that distribution date, in an amount equal to the deficiency.

We refer you to “Description of the Securities--The [Letter of Credit] [Surety Bond]” and “--Distributions on the Securities” and “Enhancement” in the prospectus.

[[Letter of Credit] [Surety Bond] Amount

The amount available under the [letter of credit] [surety bond] for the initial distribution date will be $__________.

For each distribution date after the initial distribution date, the amount available will equal the lesser of (a) a percentage of the pool balance and (b) an amount based on the original amount available, minus amounts drawn and plus amounts paid to the [letter of credit] [surety bond] issuer as reimbursement.]

Final Payment of Principal; Termination

The trust will terminate on the distribution date following the earlier of

(1)

_________________________ and

(2)

the final payment or other liquidation of the last mortgage loan in the trust.

On any distribution date after the principal balance is reduced to an amount less than or equal to $ ________, the servicer will have the option of repurchasing the mortgage loans. The repurchase price will be equal to the sum of the outstanding principal balance and accrued and unpaid interest on the mortgage loans at the weighted average of the loan rates through the day preceding the final distribution date. We refer you to “Description of the Securities--Optional Termination” and “Description of the Securities--Optional Termination” and “The Agreements--Termination” in the prospectus.]

Federal Income Tax Consequences

McKee Nelson LLP is of the opinion that the notes will be treated as indebtedness for Federal income tax purposes. Each holder of a security, by the acceptance of a note, will agree to treat the note as indebtedness for Federal, state and local income and franchise tax purposes.

We refer you to “Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus supplement and “Federal Income Tax Considerations” and “State Tax Considerations” in the prospectus concerning the application of federal, state and local tax laws.

ERISA

[Subject to the considerations described under “ERISA Considerations” in this prospectus supplement and the prospectus, the notes may be transferred to an employee benefit or other plan subject to ERISA or Section 4975 of the [Code].][Subject to the considerations described under “ERISA Considerations” in this prospectus supplement and the prospectus, the certificates generally [may][may not] be transferred to an employee benefit or other plan subject to ERISA or Section 4975 of the [Code].]

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus.

Rating

Before the securities can be issued, [the trust] must obtain a rating on the securities of:

[Rating] [Rating Agency]

Ratings address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of your receipt of your interest and principal entitlements. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of payments to you, which may cause your actual return to differ substantially from your anticipated return on your investment.

We refer you to “Ratings” for more detail.

Risk Factors

Book-Entry Securities may be Illiquid.

Issuance of the securities in book-entry form may reduce the liquidity of those securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical securities. Because of this illiquidity you may be unable to sell your securities or a sale may result in a lower return than expected.

We refer you to “Description of the Securities--Book-Entry Securities.”

You may not be able to be Pledge Book-Entry Securities.

Since transactions in the securities can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and particular banks, your ability to pledge your security to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system or otherwise to take actions in respect of your securities, may be limited due to lack of a physical security representing the securities.

We refer you to “ Description of the Securities --Book-Entry Securities.”

Book-Entry Securities may result in Delayed Receipt of Distributions.

As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your securities since distributions will be forwarded by the trustee to DTC. DTC will then credit distributions to the accounts of its participants which will thereafter credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

We refer you to “ Description of the Securities --Book-Entry Securities.”

Cash Flow Limited in Early Years of Mortgage Loans.

During the first [ ]-year draw down period under the credit line agreements, borrowers are not required to make monthly payments of principal. As a result, collections on the mortgage loans may vary. With respect to some of the mortgage loans, during the second [ ]-year draw down period, no monthly payments of principal are required. Collections on the mortgage loans may also vary due to seasonal purchasing and payment habits of borrowers. As a result, there may be limited collections available to make payments to you.

General credit risk may also be greater to you than to holders of instruments representing interests in level payment first mortgage loans since no payment of principal of the mortgage loans generally is required until after either a five- or ten-year interest-only period. Minimum monthly payments are required to equal or exceed accrued interest on the mortgage loans.

[Liquidations could result in Delays and Losses.]

Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delay could be encountered in connection with the liquidation of mortgage loans that are delinquent. Corresponding delays in the receipt of related proceeds by holders could occur if the [letter of credit] [surety bond] provider were unable to perform on its obligations under the [letter of credit] [surety bond]. Also, liquidation expenses will be paid first, thereby reducing the proceeds payable to holders and reducing the security for the mortgage loans.

In the event any of the mortgaged properties fail to provide adequate security for a mortgage loan, holders could experience a loss if the [letter of credit] [surety bond] provider were unable to perform its obligations under the [letter of credit] [surety bond].]

Limited Information Regarding Prepayment History

All of the mortgage loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the mortgage loans, have been originated in significant volume only during the past few years and neither the depositor nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of the mortgage loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional loans.

The trust’s prepayment experience may be affected by a wide variety of factors, including general economic condition, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions that the servicer intends to enforce, unless (1) the enforcement is not permitted by applicable law or (2) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan. To the extent permitted by applicable law, the assumption will not release the original borrower from its mortgage loan obligations. Enforcement of a due-on-sale provision would result in repayment in full of the mortgage loan which will be distributed to holders of securities as a prepayment.

[If the rate of prepayments is faster (or slower) than the rate you anticipated, depending upon the price paid for the security and your prepayment assumptions, you may experience a loss.]

Consider carefully the discussion under “Prepayment and Yield Considerations.”

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds may be less than Mortgage Loan Balance

The mortgage loans are secured by deeds of trust or mortgages, which generally are second mortgages. With respect to mortgage loans that are secured by first mortgages, the servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds from the sale of the mortgaged property are insufficient to satisfy the loans and prior liens in the aggregate [and the [letter of credit] [surety bond] provider is unable to perform its obligations under the [letter of credit] [surety bond] or if the coverage under the [letter of credit] [surety bond] is exhausted], the trust and, accordingly, you, bear:

(1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and

(2) the risk of loss if a deficiency judgment cannot be obtained or is not realized upon.

We refer you to “Legal Aspects of the Mortgage Loans” in the prospectus.

Insolvency of Seller; Reclassification of Sale of Mortgage Loans as a Secured Loan

The transfer of the mortgage loans from the seller to the depositor will be treated by the seller, the depositor and the trust as a sale of the mortgage loans. In the purchase agreement, the seller will warrant that the transfer is either a sale of its interest in the mortgage loans or a grant of a first priority perfected security interest. The depositor will warrant in the trust agreement that the transfer of its interest in the mortgage loans to the trust is a valid transfer and assignment of the depositor’s interest. In the event of an insolvency of the seller, the receiver of the seller may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller secured by a pledge of the mortgage loans. If the receiver decided to challenge that transfer, delays in payments of the securities and possible reductions in the amount payable under the mortgage loans could occur. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

If a conservator, receiver or trustee were appointed for the seller, or if other events relating to the bankruptcy or insolvency of the seller were to occur, additional balances would not be transferred by the seller to the trust pursuant to the purchase agreement. In that event, an event of default under the indenture would commence and the owner trustee would attempt to sell the mortgage loans, unless holders holding securities evidencing undivided interests aggregating at least 51% of each of the security balance of the notes and the certificates instruct otherwise, thereby causing early payment of the security balance of the securities.

In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or receiver may have the power to prevent the trustee or the holders from appointing a successor servicer.

Servicer’s Ability to Change the Terms of the Mortgage Loans.

The servicer may agree to changes in the terms of a credit line agreement, provided that the changes (1) do not adversely affect the interest of the holders, and (2) are consistent with prudent business practice. There can be no assurance that changes in applicable law, the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the mortgage loans.

Delinquent Mortgage Loans included in the Trust may be More Likely to Default than Non-Delinquent Mortgage Loans.

The trust will include mortgage loans which are 89 or fewer days delinquent. The cut-off date principal balance of the delinquent mortgage loans was $______________. If there are not sufficient funds from certain interest collections to cover the liquidation loss amounts for any distribution date and the [letter of credit] [surety bond] amount has been reduced to zero or the [letter of credit] [surety bond] provider does not perform its obligations, the aggregate amount of principal returned to the holders may be less than the principal balance on the day the securities are issued.

Mortgage loans that are delinquent may be more likely to experience losses.

Possibility of Higher Rates of Delinquencies, Defaults and Foreclosures Resulting from Seller’s Underwriting Standards

The seller’s underwriting standards are less stringent than those of Fannie Mae or Freddie Mac. Therefore, the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than those underwritten according to more traditional standards.

The Trust

General

The issuer, Lehman Home Equity Loan Trust ___________ is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to business trusts.

After its formation, the Issuer will not engage in any activity other than:

(1)

acquiring, holding and managing the mortgage loans and the other assets of the trust and proceeds from the trust,

(2)

issuing the notes and the certificates,

(3)

making payments on the notes and the certificates, and

(4)

engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The property of the trust will consist of:

(1)

each of the mortgage loans that are __________________;

(2)

collections on the mortgage loans received after the Cut-Off Date;

(3)

mortgaged properties that are acquired by foreclosure or deed in lieu of foreclosure;

(4)

the collection account and the distribution account, excluding net earnings thereon;

(5)

the [letter of credit] [surety bond]; and

(6)

an assignment of the depositor’s rights under the purchase agreement, including all rights of the depositor to purchase Additional Balances.

The trust’s principal offices are in _____________, Delaware, in care of ________________________, as owner trustee, at [ ].

The [Letter of Credit][Surety Bond] Issuer

The following information with respect to _______________ (“_______________”) has been furnished by __________________.

[Description of Letter of Credit/Surety Issuer]

The Home Equity Lending Program

The information set forth below concerning [________________] and its underwriting policies has been provided by [_________________]. The depositor has made no independent verification of the accuracy or completeness of the following information.

General

All of the mortgage loans were originated by [_____________________________] under its home equity lending program. The seller first offered adjustable rate home equity revolving credit line loans or home equity loans in _____. As of [_____________], [___________________] owned and serviced approximately $__________ aggregate principal amount of outstanding home equity loans secured by properties located in _______________ under home equity credit lines.

Underwriting Procedures Relating to the Mortgage Loans

Each home equity loan was originated after a review by the seller in accordance with its established underwriting procedures, which were intended to assess both the applicant’s ability to assume and repay those home equity loans and the adequacy of the real property that secures the home equity loans. The maximum credit limit for a home equity loan provided by the seller was $__________.

Each applicant for a home equity loan was required to complete an application listing the applicant’s assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrated that there was sufficient income and equity to justify making a home equity loan and the seller (a) received a satisfactory independent credit bureau report on the credit history of the borrower and (b) obtained, in the case of all home equity loans originated prior to __________ a drive-by appraisal or for all home equity loans originated as of __________, a satisfactory appraisal completed on forms approved by Fannie Mae, and if that information met the seller’s underwriting standards, the seller issued a commitment subject to satisfaction of certain other conditions. These conditions included:

(1)

obtaining and reviewing pay stubs, income tax returns or a verification of employment from the applicant’s employer;

(2)

obtaining and reviewing a verification of deposit; and

(3)

obtaining and reviewing a verification of the loan in the first lien position when the home equity loan was to be in a second lien position.

Appraisals of the mortgaged properties were performed by a qualified appraiser or an independent third-party fee-based appraiser previously approved by the seller.

It is the seller’s policy to require a title insurance policy in accordance with the intended lien position. Regardless of combined loan-to-value ratios, it is the seller’s policy not to accept a position junior to any mortgage lien other than a first mortgage.

Generally, a home equity loan needs a combined loan-to-value ratio of ___% for loans which the seller obtained full documentary support and ___% for loans for which limited documentary support was obtained.

After obtaining all applicable employment, credit and property information, the seller determines whether sufficient unencumbered equity in the property exists and whether a prospective borrower has sufficient monthly income to support the payments of interest at the current prime rate plus the margin, based on the credit limit in addition to any senior mortgage loan payments and other monthly credit obligations based on the prospective borrower’s debt-to-gross income ratio. The debt-to-gross income ratio is the ratio of (a) the borrower’s debt obligations which include:

(1)

the monthly first mortgage payment plus taxes;

(2)

monthly installment debt payments with a term of more than ten months;

(3)

five percent of the total revolving obligations;

(4)

monthly alimony and child support obligations; and

(5)

the payment on the home equity loan calculated at the credit limit and current prime rate plus the margin to (b) the borrower’s verifiable gross monthly income. The debt-to-gross income ratio generally did not exceed [_____%].

When the commitment conditions have been satisfied, the home equity loan is completed by signing a credit line agreement, rescission statement, and mortgage which secures the repayment of principal of and interest on the home equity loan. The original mortgage is then recorded in the appropriate county government office.

Mortgage Loan Terms

A borrower may access a home equity loan by writing a check. On all home equity loans, there is [a ten-year] draw down period as long as the borrower is not in default under the loan agreement. Home equity loans bear interest at a variable rate which may change bi-weekly. Home equity loans may be subject to a maximum per annum interest rate of ____% and in all cases, are subject to applicable usury limitations. We refer you to “Legal Aspects of the Mortgage Loans--Applicability of Usury Laws” in the prospectus. The loan rate is the sum of the index rate plus a spread which generally ranges between ____% and ____%, divided by 365 days or 366 days.

The index rate is based on [the “prime rate” published in The Wall Street Journal every second Monday rounded to the nearest one-eighth of one percent or if not published on that date, as next published in The Wall Street Journal.] The annual percentage rate for any bi-weekly period will be based on the prime rate in effect the Monday on which the rate may change. [If a prime rate range is published in The Wall Street Journal, then the average of that range will be used.] There are no limitations on increases or decreases, except for home equity loans which have maximum rates. Only the home equity loans that have maximum rates of ____% also have annual adjustment caps of ___% as to both increases and decreases in their loan rates.

Billing statements are mailed monthly. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the loan rate are provided by the seller to the borrower with the billing statements. All payments are due by the tenth day after the date the billing statement is issued.

The credit line agreements and disclosure statement further provide that if publication of the index rate is discontinued, the index rate for the home equity loans will be changed upon notification in accordance with the credit line agreements and disclosure statements.

The right to obtain additional credit may be suspended or terminated or the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

(1)

the borrower fails to make any required payment by the due date,

(2)

the total outstanding principal balance including all charges payable exceeds the credit limit,

(3)

the borrower made any statement or signature on any document which is fraudulent or contained a material misrepresentation,

(4)

the borrower dies or becomes incompetent,

(5)

the borrower becomes bankrupt or insolvent,

(6)

the borrower becomes subject to any judgment, lien, attachment or execution is issued against the mortgaged property,

(7)

the borrower fails to obtain and maintain required property insurance, or

(8)

the borrower sells or transfers the mortgaged property or does not maintain the property.

In addition, the right to obtain additional credit may be suspended or a borrower’s credit limit may be reduced if:

(1)

the value of the mortgaged property decreases for any reason to less than 80% of the original appraised value,

(2)

the borrower is in default under the home equity loan,

(3)

government action impairs the seller’s lien priority or

(4)

a regulatory agency has notified the seller that continued advances would constitute an unsafe and unsound practice.

Delinquency And Loss Experience Of The Servicer’s Portfolio

The following tables set forth the delinquency and loss experience for each of the periods shown for the home equity loans indicated on the table. The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. There is no assurance that the delinquency and loss experience of the mortgage loans in the trust will be similar to that set forth below.

Delinquency Experience (Dollars in Thousands)
As of ______________

Number of
	Loans	Amount

Amount Outstanding at Period End

Delinquency
30-59 Days
60-89 Days
90 or More Days
Foreclosures and Bankruptcies

Total Delinquencies		$
=
30-59 Days Percentage		%
60-89 Days Percentage		%
90 or More Days Percentage		%
Foreclosures and Bankruptcies		%

Loss Experience (Dollars in Thousands)
For the Year
Ending _____

Average Amount Outstanding	$
Gross Charge-Offs	$
Recoveries	$
Net Losses as a Percentage of Average Amount Outstanding

Management’s Discussion and Analysis of the Delinquency and Loss Experience

[to be completed in connection with actual transaction]

Servicing of the Mortgage Loans

The information set forth below concerning the servicer and its servicing policies has been provided by the servicer. The depositor has not made any independent verification as to the accuracy or completeness of the following information.

Servicing of Mortgage Loans

The servicer will be responsible for servicing the mortgage loans as agent for the trust in accordance with the servicer’s policies and procedures for servicing home equity loans and in accordance with the terms of the servicing agreement.

With respect to real estate secured loans, the general policy of the servicer is to initiate foreclosure on the underlying property in the following circumstances:

(1)

after the loan is 90 days or more delinquent;

(2)

if a notice of default on a senior lien is received by the servicer; or

(3)

if circumstances are discovered by the servicer which would indicate that a potential for loss exists.

Foreclosure proceedings may be terminated if the delinquency is cured. However, the servicer may elect not to commence foreclosure or stay the foreclosure proceeding if the borrower’s default is due to special circumstances which are temporary and are not expected to last beyond a specified period. The loans to borrowers in bankruptcy proceedings will be restructured in accordance with the law and with a view to maximizing the recovery of payments under the home equity loans, including any deficiencies. Additionally, any time during foreclosure, a forbearance, short sale, deed-in-lieu or a payment plan can be authorized.

After foreclosure, if the home equity loan is secured by a first mortgage lien, title to the mortgaged property will pass to the servicer or a wholly-owned subsidiary of the servicer. The servicer or its subsidiary will liquidate the mortgaged property and charge-off the balance of the home equity loan balance which was not recovered by the liquidation proceeds. If the mortgaged property was subject to a senior lien position, the servicer will either satisfy that lien at the time of foreclosure sale or take other action as deemed necessary to protect its interest in the mortgaged property. If in the judgment of the servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit, the servicer generally will charge-off the entire home equity loan.

Servicing and charge-off policies and collection practices may change over time in accordance with the servicer’s business judgment, changes in the servicer’s real estate secured revolving credit line loans and applicable laws and regulations.

Servicing Compensation and Payment of Expenses

With respect to each collection period, other than the first collection period, the servicing fee will be paid to the servicer from interest collections on the mortgage loans and will be equal to the servicing fee rate, which is ____% per annum, on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. With respect to the first collection period, the servicer will receive from interest collections _____% of the amount calculated in the preceding sentence. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the registrar and any paying agent. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties prior to the rights of holders to receive any related liquidation proceeds.

Description of the Mortgage Loans

Mortgage Loans

The mortgage loans were originated pursuant to loan agreements and disclosure statements, or credit line agreements, and are secured by mortgages or deeds of trust, most of which are second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the mortgage loans consist primarily of residential properties that are one- to four-family properties. All of the mortgaged properties are owner occupied. We refer you to “--Mortgage Loan Pool Statistics” below.

The original pool balance as of ____ (the “Cut-Off Date”) is $___________, which is equal to the aggregate principal balances of the mortgage loans as of the Cut-Off Date. As of the Cut-Off Date, no mortgage loan was more than 89 days delinquent. Each mortgage loan had a loan rate of at least ____% per annum. The average Cut-Off Date principal balance was $_______, the minimum Cut-Off Date principal balance was zero, the maximum Cut-Off Date principal balance was $_________. The minimum loan rate and the maximum loan rate on the Cut-Off Date were ____% and ____% per annum, respectively, and the weighted average loan rate on the Cut-Off Date was ____% per annum. As of the Cut-Off Date, the weighted average credit limit utilization rate was ____%, the minimum credit limit utilization rate was zero and the maximum credit limit utilization rate was ____%. The credit limit utilization rate is determined by dividing the Cut-Off Date principal balance of a mortgage loan by the credit limit specified in the credit line agreement. The weighted average combined loan-to-value ratio of the mortgage loans was ____% as of the Cut-Off Date.

Mortgage Loan Pool Statistics

The Seller has compiled the following additional information as of the Cut-Off Date with respect to the mortgage loans to be included in the trust. On the closing date, no more than 5% of the mortgage loans (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the mortgage loans in this prospectus supplement.

[Tabular Information]

Assignment of Mortgage Loans

At the time of issuance of the securities, the depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, including its right to purchase any additional balances arising in the future, related credit line agreements, mortgages and other related documents, collectively, the related documents, including all collections received on or with respect to each mortgage loan on or after the Cut-Off Date pursuant to an assignment of the depositor’s rights and obligations under the purchase agreement. The owner trustee, concurrently with the transfer, will deliver the securities. Each mortgage loan transferred to the owner trustee will be identified on a mortgage loan schedule delivered to the owner trustee pursuant to the purchase agreement. The schedule will include the Cut-Off Date principal balance of each mortgage loan, as well as information about the loan rate.

The purchase agreement will require the seller deliver to the owner trustee the mortgage loans endorsed in blank and the related documents within ___ days after the closing date. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgage which have been certified as to its authenticity by the appropriate county recording office where the mortgage is recorded.

Under the terms of the purchase agreement, the seller, acting at the depositor’s request, will have [___ days after the closing date] to prepare and record assignments of the mortgages in favor of the owner trustee. However, no recordation of assignments will be necessary if opinions of counsel satisfactory to the rating agencies and the certificate insurer are delivered to the owner trustee and the certificate insurer to the effect that recordation of assignments is not required in the relevant jurisdictions to protect the interests of the owner trustee in the mortgage loans.

Within 90 days of the closing date, the owner trustee will review the mortgage loans and the related documents. If any mortgage loan or related document is found to be defective in any material respect and this defect is not cured within 90 days following notification to the seller and the depositor by the trustee, the seller will be obligated to repurchase the mortgage loan and to deposit the repurchase price into the collection account. Upon a retransfer, the principal balance of the mortgage loan will be deducted from the pool balance. In lieu of repurchase, the seller may substitute an eligible substitute mortgage loan. Any repurchase or substitution will be considered a payment in full of the mortgage loan. The obligation of the seller to accept a transfer of a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the owner trustee or the holders.

With respect to any mortgage loan, the repurchase price is equal to its principal balance at the time of any transfer described above, plus accrued and unpaid interest on the mortgage loan to the date of repurchase.

An eligible substitute mortgage loan is a mortgaged loan substituted by the seller for a defective mortgage loan which must, on the date of substitution:

(1)

have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance, not 5% more or less than the principal balance of the defective mortgage loan;

(2)

have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

(3)

have a loan rate based on the same index with adjustments to the loan rate made on the same interest rate adjustment date as the defective mortgage loan;

(4)

have a margin that is not less than the margin of the defective mortgage loan and not more than 100 basis points higher than the margin for the defective mortgage loan;

(5)

have a mortgage of the same or higher level of priority as the mortgage for the defective mortgage loan;

(6)

have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

(7)

comply with each representation and warranty for the mortgage loans set forth in the purchase agreement, which shall be deemed to be made as of the date of substitution; and

(8)

satisfy the other conditions specified in the purchase agreement.

To the extent the principal balance of an eligible substitute mortgage loan is less than the principal balance of the related defective mortgage loan, the seller will be required to make a deposit to the collection account of the substitution adjustment amount which is equal to that difference.

The seller will make representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date, that, among other things:

(1)

at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien, subject to permissible exceptions; and

(2)

each mortgage loan was generated under a credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the holders in the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to repurchase or substitute the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the repurchase or substitution of defective mortgage loans will apply to the transfer of a mortgage loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the purchase agreement that materially and adversely affects the interests of the holders.

Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as defective mortgage loans.

Description of the Servicing Agreement

The servicer shall establish and maintain on behalf of the owner trustee a collection account for the benefit of the holders. The collection account will be an eligible account. Subject to the investment provision described in the following paragraphs, upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer will deposit these amounts in the collection account. Amounts deposited may be invested in eligible investments which mature no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the distribution date if approved by the rating agencies. Eligible investments are described in detail in the servicing agreement. Not later than the determination date, which is the fifth business day prior to each distribution date, the servicer will notify the owner trustee and the indenture trustee of the amount of such deposit to be included in funds available for the related distribution date.

The owner trustee and the indenture trustee will establish one or more distribution accounts into which will be deposited amounts withdrawn from the collection account for distribution to holders on a distribution date. The distribution account will be an eligible account. Amounts on deposit in the distribution account will be invested in eligible investments maturing on or before the business day prior to the related distribution date.

An eligible account is an account that is

(1)

maintained with a depository institution whose debt obligations at the time of any deposit have the highest short-term debt rating by the rating agencies,

(2)

one or more accounts with a depository institution which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC established by such fund with a minimum long-term unsecured debt rating of _____,

(3)

a segregated trust account maintained with the owner trustee or an affiliate of the owner trustee in its fiduciary capacity or

(4)

otherwise acceptable to the rating agencies as evidenced by a letter from each rating agency to the owner trustee, without reduction or withdrawal of their then current ratings of the securities.

Eligible investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

Allocations and Collections

All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and principal. As to any distribution date, “Interest Collections” will be equal to the aggregate of the amounts collected during the related collection period, including Net liquidation proceeds allocated to interest pursuant to the terms of the credit line agreements.

For any distribution date, “Principal Collections” will be equal to the sum of (1) the amounts collected during the related collection period, including Net liquidation proceeds allocated to principal pursuant to the terms of the credit line agreements and (2) any substitution adjustment amounts. Net liquidation proceeds with respect to a mortgage loan are equal to the aggregate of all amounts received upon liquidation of a mortgage loan, including, without limitation, insurance proceeds reduced by related expenses, but not including any portion of the amount that exceeds the principal balance of the mortgage loan at the end of the collection period immediately prior to the collection period in which the mortgage loan became a liquidated mortgage loan, plus accrued and unpaid interest through the date of liquidation.

With respect to any date, the pool balance will be equal to the aggregate of the principal balances of all mortgage loans as of that date. The principal balance of a mortgage loan, other than a Liquidated Mortgage Loan, on any day is equal to its Cut-Off Date principal balance, plus (1) any additional balances for that mortgage loan minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement. The principal balance of a liquidated mortgage loan after final recovery of the liquidation proceeds shall be zero.

Hazard Insurance

The servicing agreement provides that the servicer will maintain hazard insurance on the mortgaged properties in the trust. Even though the credit line agreements generally require borrowers to maintain certain hazard insurance, the servicer will not monitor its maintenance.

The servicing agreement requires the servicer to maintain for any mortgaged property acquired upon foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value or (2) the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to that mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer’s good faith estimate of the liquidation expenses that may be incurred. The servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the servicer will be obligated to deposit in the collection account the sums which would have been deposited in the collection account but for that clause. The servicer will initially satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the Collection Account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms are dictated by state laws and most typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties as come into default when in accordance with the servicing procedures under the servicing agreement and no satisfactory arrangements can be made for the collection of delinquent payments. During a foreclosure or conversion of a mortgaged property, the servicer will follow practices as it deems necessary or advisable and in keeping with its general subordinate mortgage servicing activities, but the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a senior mortgage loan or restoration of any property unless, in its sole judgment, the foreclosure, correction or restoration will increase net Liquidation Proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to holders or the seller.

Description of the Securities

General

The notes will be issued pursuant to the indenture dated as of ___________, ____, between the trust and _______________, as indenture trustee. The certificates will be issued pursuant to the trust agreement dated as of ______________, ____, among the depositor, __________, and ______________, as owner trustee. The following summaries describe the material provisions of the securities, indenture and trust agreements. As used in this prospectus supplement, “agreement” shall mean either the trust agreement or the indenture, as the context requires.

The securities will be issued in fully registered, certificated form only. The securities will be freely transferrable and exchangeable at the corporate trust office of the owner trustee, with respect to the certificates or the indenture trustee with respect to the notes.

[Book-Entry Securities

The securities will be in book-entry form.  Persons acquiring beneficial ownership interests in the securities, or beneficial owners, will hold their securities through The Depository Trust Company, New York, New York (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

The book-entry securities will initially be registered in the name of Cede & Co., the nominee of DTC.  Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose.  In turn, the financial intermediary’s ownership of that book-entry security will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner’s financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

Payments on the securities and transfers of the securities take place through book-entry notations.  The trustee makes payments to the holding depository, which in turn makes payments to its participants.  The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants.  Consequently, beneficial owners of the book-entry securities may experience delay in their receipt of payments.  The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

Transfers of the securities are made similarly through book-entry notations.  Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository.  Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners.  Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities that its participants deposit with DTC.  DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants’ accounts, which eliminates the need for physical movements of securities.  DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations.  Certain of such participants (or their representatives), together with other entities, own DTC.  Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Clearstream was incorporated as a limited liability company under Luxembourg law.  Clearstream is owned by Cedel International, société anonyme, and Deutsche Borse AG.  The shareholders of these two entities are banks, securities dealers and financial institutions.  Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management.  Clearstream interfaces with domestic markets in several countries.  As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector.  Clearstream has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream and Euroclear.  Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.  Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.  In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry securities.  Clearstream is an indirect participant in DTC.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in many currencies, including U.S. dollars.  In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.  Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation (“Euroclear Clearance System”).  All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System.  The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank.  The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.  The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator.  Specifically, these terms and conditions govern:

•

transfers of securities and cash within Euroclear;

•

withdrawal of securities and cash from Euroclear; and

•

receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator and by Euroclear.

Distributions with respect to the book-entry securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.  Title to book-entry securities will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures.  Book-entry securities may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg.  Book-entry securities may be transferred within DTC in accordance with procedures established for this purpose by DTC.  Transfers of book-entry securities between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Initial settlement for the book-entry securities will be made in immediately available funds.  Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.  Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States.  However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry securities to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

Because of time-zone differences, credits of book-entry securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date.  These credits or any transactions in book-entry securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day.  Cash received in Euroclear or Clearstream as a result of sales of book-entry securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.  Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Monthly and annual reports with respect to the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.  DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities.  Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC.  DTC may take actions, at the direction of its participants, with respect to some securities which conflict with actions taken with respect to other securities.

Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor, (b) the sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of servicing termination, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities.  Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue and authenticate definitive securities, and the trustee will recognize the holders of the definitive securities as holders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.]

Distributions

On each distribution date, collections on the mortgage loans will be applied in the following order of priority:

(1)

to the servicer, the servicing fee;

(2)

as payment for the accrued interest due and any overdue accrued interest, with interest thereon on the security balance of the notes and the certificates;

(3)

as principal on the securities, the excess of principal collections over additional balances created during the preceding collection period, allocated between the notes and certificates pro rata, based on their security balances;

(4)

as principal on the securities, as payment for any liquidation loss amounts on the mortgage loans;

(5)

as payment for the premium for the policy;

(6)

to reimburse prior draws made on the policy; and

(7)

any remaining amounts to the depositor.

For any distribution date, the collection period is the calendar month preceding the month of that distribution date.

Liquidation loss amount means the unrecovered principal balance on a liquidated mortgage loan at the end of the Collection Period in which the mortgage loan became a liquidated mortgage loan after giving effect to the net liquidation proceeds.

Interest

Note Rate. Interest will accrue on the unpaid principal balance of the notes at the note rate, which is equal to ___% per annum from the closing date to the first distribution date and thereafter, interest will accrue on the notes during the interest accrual period - i.e., from and including the preceding distribution date to but excluding such current distribution date -- at [a floating rate equal to LIBOR plus ___%]. [Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.] A failure to pay interest on any notes on any distribution date that continues for five days constitutes an event of default under the indenture.

Pass-Through Rate. Interest will accrue on the unpaid principal balance of the certificates at the pass-through rate equal to ___% per annum from the closing date to the first distribution date and thereafter, interest will accrue on the certificates for each interest accrual period at [a floating rate equal to LIBOR (as defined herein) plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any certificates on any distribution date that continues for five days constitutes an event of default under the trust agreement.

Optional Termination

The trust will terminate on the distribution date following the earlier of (1) _________________________ and (2) the final payment or other liquidation of the last mortgage loan in the trust. The mortgage loans will be subject to optional repurchase by the servicer on any distribution date after the principal balance is reduced to an amount less than or equal to $____________. The repurchase price will be equal to the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest on the securities at the weighted average of the loan rates through the day preceding the final distribution date.

The Indenture

The following summary describes material provisions of the indenture.

Reports to Noteholders

The indenture trustee will mail to each noteholder, at the noteholder’s request a report setting forth certain amounts relating to the notes.

Events of Default; Rights Upon Event of Default

With respect to the notes, events of default under the indenture will consist of:

(1)

a default for five days or more in the payment of any interest on any note;

(2)

a default in the payment of the principal of or any installment of the principal of any note when it becomes due and payable;

(3)

a default in the observance or performance of any covenant or agreement of the trust made in the indenture and its continuation for a period of 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding;

(4)

any representation or warranty made by the trust in the indenture or in any certificate having been incorrect in a material respect as of the time made, and not having been cured within 30 days after notice is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of notes then outstanding; or

(5)

certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

[The amount of principal required to be paid to noteholders under the indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the notes generally will not result in the occurrence of an event of default until the final scheduled distribution date for the notes.] If there is an event of default due to late payment or nonpayment of interest due on a note, additional interest will accrue on that unpaid interest at the Note Rate until the interest is paid. The additional interest on unpaid interest shall be due at the time that interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on that principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of notes then outstanding may declare the principal of the notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding. If the notes are due and payable following an event of default, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive this default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

No holder of a note will have the right to institute any proceeding with respect to the indenture, unless

(1)

the holder previously has given the indenture trustee written notice of a continuing event of default,

(2)

the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee,

(3)

the holder or holders have offered the indenture trustee reasonable indemnity,

(4)

the indenture trustee has for 60 days failed to institute a proceeding and (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes. In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Certain Covenants

The indenture will provide that the trust may not consolidate with or merge into any other entity, unless

(1)

the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2)

the entity created expressly assumes the trust’s obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture,

(3)

no event of default shall have occurred and be continuing immediately after the merger or consolidation,

(4)

the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation and

(5)

the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

The trust will not

(1)

except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2)

claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

(3)

dissolve or liquidate in whole or in part,

(4)

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture except as may be expressly permitted or

(5)

permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the trust, or any interest therein or the proceeds thereof. The trust may not engage in any activity other than as specified under “The Trust” in this prospectus supplement. The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes and the indenture.

Annual Compliance Statement

The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported. If no such changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

With the consent of the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by the modification, however, no supplemental indenture will:

(1)

change the due date of any installment of principal of or interest on any note or reduce the principal amount of the notes, the interest rate specified or the redemption price or change any place of payment where or the coin or currency in which any note or any interest is payable;

(2)

impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

(3)

reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided for in the indenture;

(4)

modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate of any of them;

(5)

decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

(6)

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral of the trust or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that such action will not materially and adversely affect the interest of any noteholder.

Voting Rights

At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor

Neither the depositor, the indenture trustee nor any director, officer or employee of the depositor or the indenture trustee will be under any liability to the trust or the related noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that the indenture trustee, the depositor and any director, officer or employee thereof will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. The indemnification by the trust will reduce the amount distributable to the noteholders. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the indenture trustee under each indenture.

The Trust Agreement

The following summary describes the material terms of the trust agreement. We refer you to “Description of the Securities” for a summary of additional terms of the trust agreement.

Reports to Holders

Concurrently with each distribution to the holders of the certificates, the servicer will forward to the owner trustee for mailing to the holders a statement setting forth:

(1)

the amount of interest included in the distribution and the note rate and the certificate rate;

(2)

any amount of overdue accrued interest included in the distribution (and the amount of interest thereon);

(3)

any amount of the remaining overdue accrued interest after giving effect to the distribution;

(4)

any amount of principal included in the distribution;

(5)

any amount of the reimbursement of previous liquidation loss amounts included in the distribution;

(6)

any amount of the aggregate unreimbursed liquidation loss amounts after giving effect to the distribution;

(7)

the servicing fee for the distribution date;

(8)

the pool balance as of the end of the preceding collection period;

(9)

the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding collection period; and

(10)

the book value of any real estate which is acquired by the trust through foreclosure or grant of deed in lieu of foreclosure.

In the case of information furnished pursuant to clauses (3), (4) and (5) above, the amounts shall be expressed as a dollar amount per security with a $1,000 denomination.

Within 60 days after the end of each calendar year, the servicer will be required to forward to the trustee a statement containing the information set forth in clauses (3) and (8) above aggregated for that calendar year.

Amendment

The trust agreement may be amended by the depositor and the owner trustee, without consent of the holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions or modifying in any manner the rights of the holders; provided, however, that the action will not, as evidenced by an opinion of counsel satisfactory to the owner trustee, adversely affect in any material respect the interests of any holders. The trust agreement may also be amended by the depositor and the owner trustee with the consent of the holders of the notes evidencing at least a majority in principal amount of then outstanding notes and holders owning voting interests aggregating not less than a majority of the aggregate voting interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders.

Insolvency Event

Insolvency event means, with respect to any person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to that person and certain actions by that person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the trust, the owner trustee shall direct the indenture trustee promptly to sell the assets of the trust, other than the collection account, in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of the mortgage loans will be treated as collections on the mortgage loans and deposited in the collection account. The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all holders, including the depositor, of the trust and the delivery to the owner trustee by each holder, including the depositor, of a certificate certifying that the holder reasonably believes that the trust is insolvent.

Liability of the Depositor

Under the trust agreement, the depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities, other than those incurred by a noteholder or a holder in the capacity of an investor with respect to the trust, arising out of or based on the arrangement created by the trust agreement.

Voting Interests

As of any date, the aggregate principal balance of all certificates outstanding will constitute the voting interest of the issuer, except that, for purposes of determining Voting Interests, certificates owned by the issuer or its affiliates other than the depositor, will be disregarded and deemed not to be outstanding, and except that, in determining whether the owner trustee is protected in relying upon that request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor’s right so to act with respect to the certificates and that the pledgee is not the issuer or its affiliates.

Certain Matters Regarding the Owner Trustee and the Depositor

Neither the depositor, the owner trustee nor any director, officer or employee of the depositor or the owner trustee will be under any liability to the trust or the holders for any action taken or for refraining from the taking of any action in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the owner trustee, the depositor and any director, officer or employee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. The owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Any indemnification by the trust will reduce the amount distributable to the holders. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under each trust agreement.

Administration Agreement

The ________________________, in its capacity as administrator, will enter into the administration agreement with the trust and the owner trustee. The Administrator will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required by the indenture and the trust agreement.

The Indenture Trustee

[_____________________________] is the indenture trustee under the indenture. The mailing address of the indenture trustee is [______________________________], Attention: Corporate Trust Department.

The Owner Trustee

[_________________________] is the owner trustee under the trust agreement. The mailing address of the owner trustee is [_____________________________], Attention: Corporate Trust Administration.

Use Of Proceeds

The net proceeds from the sale of the securities, which are expected to be $______________, will be applied by the depositor on the closing date towards the purchase price of the mortgage loans, the payment of expenses related to the sale and the purchase of the mortgage loans and other corporate purposes.

Federal Income Tax Consequences

Prospective purchasers should refer to “Federal Income Tax Considerations” in the prospectus for a discussion of the application of federal income tax laws to the trust and the securities.

State Tax Consequences

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities.

ERISA Considerations

Section 406 of the ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws (“Similar Law”) that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as “Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

[[Subject to the considerations discussed in “ERISA Considerations” in the prospectus, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. See “ERISA Considerations” in the prospectus.]

In addition, the fiduciary of any Plan for which the underwriter, the depositor, any trustee, any provider of services to the trust or any of their affiliates (a) has investment or administrative discretion with respect to Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and (2) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan should consult with its counsel concerning whether an investment in the notes may constitute or give rise to a prohibited transaction before investing in a note.]

[It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute “publicly-offered securities” and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.] [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (1) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company’s separate or general accounts where assets in such accounts may be deemed “plan assets” for purposes of ERISA), or (2) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Plan will not cause any non-exempt prohibited transactions under Section 405 of ERISA and/or Section 4975 the Code or cause any non-exempt violation of any Similar Law or subject the trustee, the administrator or the depositor to any obligation in addition to those undertaken in the trust agreement.]

[It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the Trust by aggregate unamortized principal balance of the assets of the trust.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]

Legal Investment Considerations

The appropriate characterization of the securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the securities will constitute legal investments for them. The depositor makes no representation as to the proper characterization of the securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to Lehman Brothers Inc., and Lehman Brothers Inc. has agreed to purchase from the depositor, the securities. Lehman Brothers Inc. is obligated to purchase all the securities offered hereby if any are purchased. The depositor has been advised by Lehman Brothers Inc. that it presently intends to make a market in the securities; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the securities will develop. Distribution of the securities will be made by Lehman Brothers Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor are expected to be $____________ from the sale of the notes and $___________ from the sale of the certificates, before deducting expenses payable by the depositor of $___________. In connection with the purchase and sale of the securities, Lehman Brothers Inc. may be deemed to have received compensation from the depositor in the form of underwriting discounts, concessions or commissions.

The underwriting agreement provides that the depositor will indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments Lehman Brothers Inc. may be required to make. [The depositor, which is a wholly owned subsidiary of Lehman Brothers Inc., will own at least ___% of the outstanding principal amount of the notes at all times prior to their payment in full.]

Legal Matters

Certain legal matters with respect to the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York and for Lehman Brothers Inc. by McKee Nelson LLP, New York, New York.

Rating

It is a condition to issuance that each class of the notes be rated be rated not lower than _________ by [ ] and _______ by [ ]. It is a condition to issuance that the certificates be rated at least “____” by [ ] and “____” by [ ]. A securities rating addresses the likelihood of the receipt by certificateholders and noteholders of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the certificates and notes. The ratings on the securities do not, however, constitute statements regarding the possibility that certificateholders or noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Index of Defined Terms

Clearstream

S-

Cooperative

S-

DTC

S-

Euroclear

S-

Euroclear Clearance System

S-

Interest Collections

S-

OID

S-

Principal Collections

S-

Rules

S-

Security Owners

S-

Similar Law

S-

Terms and Conditions

S-

$--,---,---,---

LEHMAN HOME EQUITY

LOAN TRUST ____-_

$_________ [Fixed] [Floating] Rate

Asset-Backed Notes

Series ____-_

$_________ [Fixed] [Floating] Rate

Asset-Backed Certificates

Series ____-_

Lehman ABS Corporation

(Depositor)

-----------------

PROSPECTUS SUPPLEMENT

[ , --- ]

---------------------

LEHMAN BROTHERS

===================================================================================

The information is this prospectus is not complete and may be changed.  We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2003.

Prospectus

LEHMAN ABS CORPORATION

Asset-Backed Certificates

Asset-Backed Notes

(Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates and asset-backed custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

(a)

one or more pools of

(1)

closed-end and/or revolving home equity loans or specified balances thereof and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

(2)

home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

(3)

private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

(b)

all monies due under the above assets (which may be net of amounts payable to the servicer), and

(c)

funds or accounts established for the related trust fund, or one or more forms of enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE RISK FACTORS ON PAGE __.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

TABLE OF CONTENTS

Page

Risk Factors

   LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL
  SECURITIES OR LOWER RETURNS

   LIMITED ASSETS FOR PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

   LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

   TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

   STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

   DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY
  AFFECT JUNIOR LIENHOLDERS

   YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

   VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

   RATING OF THE SECURITIES RELATE TO CREDIT RISK ONLY AND DOES NOT

   ASSURE PAYMENT ON THE SECURITIES

   LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO
  SATISFY ALL CLAIMS AGAINST TRUST FUND

Description Of The Securities

   GENERAL

   VALUATION OF THE PRIMARY ASSETS

   PAYMENTS OF INTEREST

   PAYMENTS OF PRINCIPAL

   FINAL SCHEDULED DISTRIBUTION DATE

   SPECIAL REDEMPTION

   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

   WEIGHTED AVERAGE LIFE OF THE SECURITIES

The Trust Funds

   GENERAL

   THE LOANS

   PRIVATE SECURITIES

   COLLECTION AND DISTRIBUTION ACCOUNTS

Enhancement

   SUBORDINATE SECURITIES

   INSURANCE

   RESERVE FUNDS

   MINIMUM PRINCIPAL PAYMENT AGREEMENT

   DEPOSIT AGREEMENT

   DERIVATIVE PRODUCTS

   OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND
  SIMILAR INSTRUMENTS OR AGREEMENTS

Servicing of Loans

   GENERAL

   COLLECTION PROCEDURES; ESCROW ACCOUNTS

   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

   ADVANCES AND LIMITATIONS THEREON

   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

   REALIZATION UPON DEFAULTED LOANS

   ENFORCEMENT OF DUE-ON-SALE CLAUSES

   SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   EVIDENCE AS TO COMPLIANCE

   CERTAIN MATTERS REGARDING THE SERVICER

The Agreements

   ASSIGNMENT OF PRIMARY ASSETS

   PRE-FUNDING ACCOUNT

   REPORTS TO HOLDERS

   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

   THE TRUSTEE

   DUTIES OF THE TRUSTEE

   RESIGNATION OF TRUSTEE

   AMENDMENT OF AGREEMENT

   VOTING RIGHTS

   LIST OF HOLDERS

   REMIC ADMINISTRATOR

   TERMINATION

Custody Receipts; Custody Agreements

   NOTICES; VOTING

   DEFAULTS

   THE CUSTODIAN

   DUTIES OF THE CUSTODIAN

   RESIGNATION OF CUSTODIAN

   AMENDMENT OF CUSTODY AGREEMENT

   VOTING RIGHTS

   TERMINATION OF CUSTODY AGREEMENT

Legal Aspects of Loans

   MORTGAGES

   FORECLOSURE ON MORTGAGES

   ENVIRONMENTAL RISKS

   RIGHTS OF REDEMPTION

   JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

   ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

   ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   EQUITABLE LIMITATIONS ON REMEDIES

   APPLICABILITY OF USURY LAWS

   THE HOME IMPROVEMENT CONTRACTS

   INSTALLMENT CONTRACTS

   SOLDIERS’ AND SAILORS’ CIVIL RELIEF ACT OF 1940

   CONSUMER PROTECTION LAWS

The Depositor

   GENERAL

Use of Proceeds

Federal Income Tax Considerations

   TYPES OF SECURITIES

   TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

   REMIC RESIDUAL CERTIFICATES

   FASIT OWNERSHIP CERTIFICATES

   GRANTOR TRUST CERTIFICATES

   PARTNER CERTIFICATES

   SPECIAL TAX ATTRIBUTES

   BACKUP WITHHOLDING

State Tax Considerations

ERISA Considerations

   GENERAL

   THE UNDERWRITER EXEMPTION

   ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

   ADDITIONAL FIDUCIARY CONSIDERATIONS

Legal Investment

Ratings

Plan of Distribution

Legal Matters

Available Information

Index of Defined Terms

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of the securities.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN ABILITY TO SELL SECURITIES OR LOWER RETURNS

There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of such series. Lehman Brothers, through one or more of its affiliates, and any other underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO RECOURSE TO DEPOSITOR, SELLER OR SERVICER

The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipt.

Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled thereto and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

WE REFER YOU TO “THE AGREEMENTS - ASSIGNMENT OF PRIMARY ASSETS.”

LIMITS ON ENHANCEMENT MAY RESULT IN LOSSES TO HOLDERS

Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit thereof, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

WE REFER YOU TO “ENHANCEMENT.”

TIMING AND RATE OF PREPAYMENTS MAY RESULT IN LOWER YIELD

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the loans or of the underlying loans relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

(1)

the extent of prepayments, which may be influenced by a variety of factors,

(2)

the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

(3)

the exercise of any right of optional termination.

Prepayments may also result from repurchases of loans or underlying loans, as applicable, due to material breaches of the seller’s or the depositor’s representations or warranties.

WE REFER YOU TO “DESCRIPTION OF THE SECURITIES--WEIGHTED AVERAGE LIFE OF SECURITIES.”

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

WE REFER YOU TO “DESCRIPTION OF THE SECURITIES--PAYMENTS OF INTEREST.”

STATUS OF LOANS AS JUNIOR LIENS MAY RESULT IN LOSSES IN FORECLOSURE PROCEEDINGS

The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

DECREASE IN VALUE OF MORTGAGED PROPERTY WOULD DISPROPORTIONATELY AFFECT JUNIOR LIENHOLDERS

There are several factors that could adversely affect the value of properties and the outstanding balance of the related loan, together with any senior financing, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest therein. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or other lien against the related property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator,” for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

VIOLATIONS OF LENDING LAWS COULD RESULT IN LOSSES ON PRIMARY ASSETS

Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related trust fund as the owner of the loan, to damages and administrative enforcement.

The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower’s credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and in addition could subject the related trust fund as the owner of the loan to damages and administrative enforcement.

WE REFER YOU TO “LEGAL ASPECTS OF LOANS.”

The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the related trust fund with respect to the loans, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

Losses on loans from violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

RATING OF THE SECURITIES RELATES TO CREDIT RISK ONLY AND DOES NOT ASSURE PAYMENT ON THE SECURITIES

The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of the related enhancer’s financial strength. Any reduction or withdrawal of a rating will have an adverse effect on the value of the related securities.

LIQUIDATION VALUE OF TRUST FUND ASSETS MAY BE INSUFFICIENT TO SATISFY ALL CLAIMS AGAINST TRUST FUND

There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest thereon. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any such sale to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of a series.

The amount of liquidation expenses incurred with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in the related securityholders suffering a loss.

DESCRIPTION OF THE SECURITIES

GENERAL

A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements - either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to loans, and the trustee. A form of pooling and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. If custody receipts are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The depositor will acquire the primary assets for any series of securities from one or more sellers. The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the loans may have on notes that are secured by those loans, those descriptions also apply to custody receipts.

Each series of securities will consist of one or more classes of securities, one or more of which may be Compound Interest Securities, Fixed Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities and custody receipts. A series may also include one or more classes of subordinate securities . The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. One or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution date to the extent and in the manner specified in the prospectus supplement relating to that series. Payment to holders of securities may be made by check mailed to those holders, registered at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, or by wire transfer which may be at the expense of the holder requesting payment by wire transfer. Final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

Payments of principal of and interest on the securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, as specified in the related prospectus supplement. As described in the related prospectus supplement, payments with respect to the primary assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement specified in the prospectus supplement (the “Enhancement”) will be deposited directly into a separate collection account established by the trustee or the servicer. If and as provided in the related prospectus supplement, the deposit to the collection account may be net of amounts payable to the related servicer and any other person specified in the prospectus supplement. Amounts deposited in the collection account will thereafter be deposited into the distribution account so that they are available to make payments on securities of that series on the next distribution date, as the case may be. See “The Trust Funds--Collection and Distribution Accounts.”

VALUATION OF THE PRIMARY ASSETS

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance thereof or another amount described in the related prospectus supplement.

The “Assumed Reinvestment Rate”, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the Assumed Reinvestment Rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the related loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

PAYMENTS OF PRINCIPAL

On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority, which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of securities will be calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may be the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of loans or underlying loans, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See “Weighted Average Life of the Securities” below.

SPECIAL REDEMPTION

If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than monthly, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the loans or underlying loans, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event and as further described in the related prospectus supplement, the trustee will redeem, prior to the designated interest accrual date, a sufficient principal amount of outstanding securities of that series to cause the available to pay interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after such time as the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

THE TRUST FUNDS

GENERAL

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the descriptions of loans that may be primary assets that secure notes, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the seller composed of:

(1)

the Primary Assets;

(2)

amounts available from the reinvestment of payments on such primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

(3)

any Enhancement for that series;

(4)

any property that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

(5)

the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, will serve as collateral only for that series of securities, unless the related prospectus supplement sets forth the other series of securities for which those assets serve as collateral. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or assets of the related trust fund not pledged to secure those notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of such private securities or an affiliate of the issuer, or, in the case of the loans, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

As used herein, “agreement” means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related Enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

THE LOANS

MORTGAGE LOANS. The property which secures repayment of the loans is referred to as the mortgaged property. The primary assets for a series may consist, in whole or in part, of closed-end and/or revolving home equity loans or balances thereof and/or loans the proceeds of which have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the revolving credit line loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line loans. The amounts of draws and payments on the revolving credit line loans will usually differ each day. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The mortgaged properties will include primarily single family properties, one- to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

The mortgaged properties may include properties containing one to four residential units and no more than three income producing non-residential units. Small Mixed-Use Properties may be owner-occupied or investor properties and the loan purpose may be a refinancing or a purchase.

Mortgages on cooperative dwellings generally consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to that cooperative dwelling.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

(1) the making of a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

(2) a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, the mortgaged properties may include non-owner-occupied investment properties and vacation and second homes.

The initial combined loan-to-value ratio of a loan is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loans.

HOME IMPROVEMENT CONTRACTS. The primary assets for a series also may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed thereby. The home improvement contracts may be fully amortizing or provide for a balloon payment, may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the home improvement contracts may include among other things, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

ADDITIONAL INFORMATION. The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

Some loans may be delinquent as specified in the related prospectus supplement. Loans may be originated by or acquired from an affiliate of the depositor. To the extent provided in the related prospectus supplement, additional loans may be periodically added to the trust fund, or may be removed from time to time if specified asset value tests are met, as described in the related prospectus supplement.

A trust fund may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

The related prospectus supplement for each series may provide information with respect to the Loans that are primary assets as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

(a)

the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust fund for the related series;

(b)

the range and weighted average loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

(c)

the range and average outstanding principal balance of the loans;

(d)

the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

(e)

the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

(f)

the percentage by outstanding principal balance as of the cut-off date of loans that accrue interest at adjustable or fixed interest rates;

(g)

any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

(h)

the percentage by outstanding principal balance as of the cut-off date of loans that are secured by mortgaged properties, home improvements or are unsecured;

(i)

the geographic distribution of any mortgaged properties securing the loans;

(j)

the percentage of loans by outstanding principal balance as of the cut-off date that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

(k)

the lien priority of the loans;

(l)

the credit limit utilization rate of any revolving credit line loans; and

(m)

the delinquency status and year of origination of the loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of the securities.

PRIVATE SECURITIES

GENERAL. Primary assets for a series may consist, in whole or in part, of private securities which include:

(a) pass-through certificates representing beneficial interests in underlying loans that are of the type that would otherwise be eligible to be loans; or

(b) collateralized obligations secured by underlying loans; or

While the underlying loans will be of a type that would otherwise be eligible to be loans since they will have been part of a prior unrelated securitization they may include underlying loans that are more delinquent or that have been foreclosed.

The pass-through certificates or collateralized obligations will have previously been (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the private securities at the time of sale nor an affiliate thereof at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate thereof. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of such private securities.

Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a “PS Agreement”). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under that Agreement (the “PS Trustee”). The PS Trustee, its agent, or a custodian, will possess the underlying loans. The underlying loans will be serviced by a servicer (the “PS Servicer”) directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

The depositor of the private securities (the “PS Depositor”) will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PS Depositor may be an affiliate of the depositor. The obligations of the PS Depositor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Depositor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specified in the prospectus supplement.

Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. Payments on the private securities generally will be distributed directly to the trustee as the registered owner of such private securities. The PS Depositor or the PS Servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the related prospectus supplement.

The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

ENHANCEMENT RELATING TO PRIVATE SECURITIES. Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of the characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets includes private securities will specify on an approximate basis, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

(1)

the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

(2)

characteristics of the underlying loans including:

(A)

the payment features of the underlying loans - i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

(B)

the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

(C)

the servicing fee or range of servicing fees with respect to the underlying loans,

(D)

the minimum and maximum stated maturities of the underlying loans at origination,

(E)

the lien priority and credit utilization rates, if any, of the underlying loans, and

(F)

the delinquency status and year of origination of the underlying loans;

(3)

the maximum original term-to-stated maturity of the private securities;

(4)

the weighted average term-to-stated maturity of the private securities;

(5)

the pass-through or certificate rate or ranges thereof for the private securities;

(6)

the PS Sponsor, the PS Servicer and the PS Trustee for the private securities;

(7)

the characteristics of enhancement, if any, including reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loans or to the private securities themselves;

(8)

the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

(9)

the terms on which additional loans may be substituted for those underlying loans originally underlying the private securities.

If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within 15 days the initial issuance of the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a separate account, the distribution account, to be established by the trustee for that series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any Enhancement, as provided in the related prospectus supplement, will also be deposited in the related distribution account.

Amounts deposited in the distribution account may be available for the following purposes:

(1)

application to the payment of principal of and interest on the series of securities on the next distribution date,

(2)

the making of adequate provision for future payments on specified classes of securities and

(3)

any other purpose specified in the related prospectus supplement.

After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of Enhancement with respect to the Series or any other person entitled to those amounts in the manner and at the times described in the related prospectus supplement. As described in the related prospectus supplement, the trustee may invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities. Eligible investments may include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.

ENHANCEMENT

If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor or the seller will obtain Enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. Enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in such prospectus supplement. If so specified in the related prospectus supplement, any Enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

SUBORDINATE SECURITIES

If specified in the related prospectus supplement, Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

INSURANCE

If stated in the related prospectus supplement, Enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

POOL INSURANCE POLICY. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the loans in the related trust fund. A pool insurance policy would cover, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

SPECIAL HAZARD INSURANCE POLICY. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides coverage, where there has been damage to property securing a defaulted or foreclosed loan to which title has been acquired by the insured and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy. Typically, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by, among other risks, war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood, if the mortgaged property is in a federally designated flood area and chemical contamination.

Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of the loan. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds that value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Legal Aspects of Loans.” If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by that court of the principal amount of a loan and will cover a portion of unpaid interest on the amount of that principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all loans in the trust fund for that series. The amount of coverage will be reduced by payments made under the bankruptcy bond in respect of the loans, and may or may not be restored, as described in the related prospectus supplement.

RESERVE FUNDS

If so specified in the related prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to that deposit, a reserve fund for a series may be funded over time through the application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, all as provided in the prospectus supplement.

DEPOSIT AGREEMENT

If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

DERIVATIVE PRODUCTS

If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for the related series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, LETTERS OF CREDIT AND SIMILAR INSTRUMENTS OR AGREEMENTS

A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

(1)

maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in such trust fund,

(2)

paying administrative expenses or

(3)

establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

SERVICING OF LOANS

GENERAL

Customary servicing functions with respect to loans comprising the primary assets in a trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Those classes of notes may be secured by loans. Accordingly, the following descriptions of servicing are relevant to holders of securities which are custody receipts.

In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

The servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related agreement for a series and any applicable Enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a loan or (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates of scheduled payments on that loan.

If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require escrow payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to those loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement after the date of receipt thereof, the following payments and collections received or made by it to the extent required to be deposited in to the Collection Account:

(1)

All payments on account of principal, including prepayments, on the primary assets;

(2)

All payments on account of interest on the primary assets after deducting therefrom, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

(3)

All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

(4)

All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

(5)

All amounts required to be deposited therein from any applicable reserve fund for that series pursuant to the related agreement;

(6)

All advances of delinquent payments of principal of and interest on a loan or other payments specified in the agreement made by the servicer as required pursuant to the related agreement; and

(7)

All repurchase prices of any such primary assets repurchased by the depositor, the servicer or the seller, as appropriate, pursuant to the related agreement.

The servicer generally is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

(1)

to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any Advance was made;

(2)

to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

(3)

to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for that loan next succeeding the date of its receipt of the liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

(4)

in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

(5)

to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

(6)

to pay to the applicable person with respect to each primary asset or REO property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

(7)

to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

(8)

to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited therein, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS THEREON

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and such obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If such insurance is required, generally it would provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, these policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

The standard hazard insurance policies covering properties securing loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Coverage typically will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related loan. Coverage may also be in a lesser amount if so described in the related prospectus supplement. The servicer typically will also maintain on REO Property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO Property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

REALIZATION UPON DEFAULTED LOANS

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

In connection with such foreclosure or other conversion, the servicer will follow the practices and procedures it deems necessary or advisable and normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

(1)

such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the holders after reimbursement to itself for such expenses and

(2)

such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the Depositor will be required to do so.

The servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of that conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable “due-on-sale” clause, if any, unless it reasonably believes that the “due-on-sale” clause is not enforceable under applicable law or if the enforcement of that clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the loan and pursuant to which the original obligor is released from liability and that person is substituted as the obligor under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the trustee for deposit into the distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the aggregate amount of prepayment interest shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or not paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer’s expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other Enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances in respect of loans.

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

EVIDENCE AS TO COMPLIANCE

The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of such examination, that firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) those exceptions as such firm believes to be immaterial and (2) such other exceptions as are set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

In the event of an Event of Default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of Default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under “The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement.”

The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

(1)

services similar loans in the ordinary course of its business,

(2)

is reasonably satisfactory to the trustee for the related series,

(3)

has a net worth of not less than the amount specified in the related prospectus supplement,

(4)

would not cause any Rating Agency’s rating of the securities for that series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer and

(5)

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

THE AGREEMENTS

The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described herein under “Custody Receipts; Custody Agreements”, custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. Accordingly, the following descriptions of agreements, insofar as they relate to notes, are relevant to holders of custody receipts.

ASSIGNMENT OF PRIMARY ASSETS

GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplement, (except for the amount or percentage thereof which is not included in the trust fund for the related series). The trustee will, concurrently with the assignment, execute and deliver the securities.

ASSIGNMENT OF LOANS. If required by the related prospectus supplement, the depositor will, as to each loan secured by a mortgage, deliver or cause to be delivered to the trustee, or an asset custodian on behalf of the trustee,

●

the mortgage note endorsed without recourse to the order of the trustee or in blank,

●

the original mortgage with evidence of recording indicated thereon, (except for any mortgage not returned from the public recording office, in which case a copy of that mortgage will be delivered, together with a certificate that the original of that mortgage was delivered to the recording office) and

●

an assignment of the mortgage in recordable form.

The trustee, or the asset custodian, will hold the documents in trust for the benefit of the holders of securities.

If required by the related prospectus supplement, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee or the asset custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing the home improvement contract. In order to give notice of the right, title and interest of holders of securities to the home improvement contracts, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Typically, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of the assignment, the interest of holders of securities in the home improvement contracts could be defeated. If specified by the related prospectus supplement, however, the home improvement contracts may be stamped or otherwise marked to reflect their assignment to the trust. See “Legal Aspects of Loans--The Home Improvement Contracts.”

With respect to loans secured by mortgages, if so specified in the related prospectus supplement, the depositor or the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interest in the related loans. If specified in the related prospectus supplement, the depositor will cause assignments of mortgage to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of mortgage are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor or the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the required time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded. If the agreement for a series does not require that assignments be recorded at closing, the related prospectus supplement will describe the circumstances, if any, under which recordation would be required in the future.

Each loan will be identified in a loan schedule appearing as an exhibit to the related agreement. The loan schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any, of the related mortgage note; if the loan is an adjustable rate loan; the lifetime rate cap, if any, and the current index, if applicable.

ASSIGNMENT OF PRIVATE SECURITIES. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See “The Trust Funds--Private Securities.” Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

(1)

that the information contained in the private security schedule is true and correct in all material respects;

(2)

that, immediately prior to the conveyance of the private securities, the depositor had good title thereto to the extent good title was conveyed to it, and was the sole owner thereof subject to any retained interest of the depositor or the seller;

(3)

that there has been no other sale by it of the private securities; and

(4)

that there is no existing lien, charge, security interest or other encumbrance other than any retained interest of the depositor or the seller on the private securities.

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect for which the depositor or seller does not cure the defect within the required time period, the depositor or seller will within the required period, after the trustee’s notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund’s federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement, (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund’s federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Generally, any qualifying substitute primary asset will have, on the date of substitution, the following characteristics:

(1)

an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset with the amount of any shortfall to be deposited to the collection account or distribution account in the month of substitution for distribution to holders,

(2)

an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

(3)

a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset, and

(4)

will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or the other entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other entity is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the primary assets. See “Risk Factors--Limited Assets.”

The above-described cure, repurchase or substitution obligations generally constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

No holder of securities of a series, solely by virtue of that holder’s status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any that proceeding.

PRE-FUNDING ACCOUNT

If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the pre-funded amount exceed 50% of the initial aggregate principal amount of the securities of the related series. The pre-funded amount will be used to purchase subsequent loans during the funding period which is the period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and will be designed solely to hold funds to be applied by the trustee during the funding period to pay to the seller the purchase price for subsequent loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the classes of the related series of securities entitled to receive the corresponding principal payment. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in an amount sufficient to cover shortfalls in interest on the related series of securities that may arise as a result of the use of funds in the pre-funding account to purchase subsequent loans. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

REPORTS TO HOLDERS

The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

(1)

the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

(2)

the amount of interest distributed to holders of the related securities and the current interest on the securities;

(3)

the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

(4)

the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

(5)

the amount received under any related Enhancement, and the remaining amount available under the Enhancement;

(6)

the amount of any delinquencies with respect to payments on the related primary assets;

(7)

the book value of any REO Property acquired by the related trust fund; and

(8)

any other information specified in the related Agreement.

In addition, within a reasonable period of time after the end of each calendar year the trustee or other entity will furnish to each holder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer’s servicing of the loans. See “Servicing of Loans--Evidence as to Compliance.”

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Events of Default under a pooling and servicing agreement or a servicing agreement for each series of certificates relating to loans include, among other things:

(1)

any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of that series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series,

(2)

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of that failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders of that series, and

(3)

specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an Event of Default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of that series evidencing not less than 51% of the aggregate voting rights of the securities for that series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of that agreement which rights the servicer will retain under all circumstances. Upon the termination of the servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any Event of Default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may, if so specified in the related prospectus supplement, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in connection with a servicer termination. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve the trustee in personal liability or be unjustly prejudicial to the nonassenting holders.

INDENTURE. Events of Default under the indenture for each series of notes may include, among other things:

(1)

a default for five (5) days or more in the payment of any interest on any note of such series or the default in the payment of the principal of any note at any note’s maturity;

(2)

failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

3)

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

(4)

specified events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

(5)

any other Event of Default provided with respect to notes of that series.

If an Event of Default with respect to the notes of any series occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are Zero Coupon Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under specified circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

If, following an Event of Default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

(a)

the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

(b)

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale or

(c)

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

In the event that the trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an Event of Default.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of that discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of a series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series, and the holders of a majority of the then aggregate outstanding amount of the notes of that series may waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of that series affected thereby.

THE TRUSTEE

The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no Event of Default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an Event of Default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor or the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may also be removed at any time:

(1)

if the trustee ceases to be eligible to continue as such under the agreement,

(2)

if the trustee becomes insolvent, or

(3)

by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

The agreement for each series of securities may be amended by the depositor, the servicer, if any, the trustee and any other party specified in the agreement, without notice to or consent of the holders:

(1)

to cure any ambiguity,

(2)

to correct any defective provisions or to correct or supplement any provision in the agreement,

(3)

to add to the duties of the depositor, the trust fund or servicer,

(4)

to add any other provisions with respect to matters or questions arising under the agreement or related Enhancement,

(5)

to add or amend any provisions of the agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

(6)

to comply with any requirements imposed by the Code;

provided that any such amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel or by written confirmation from each rating agency rating the securities that the amendment will not cause a reduction, qualification or withdrawal of the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 662/3% of the aggregate outstanding principal amount of the securities of that series or, if only some classes of that series are affected by the amendment, 662/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

VOTING RIGHTS

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

For any series with respect to which a REMIC election is made, preparation of required reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor, the servicer or the seller.

TERMINATION

POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related Enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of:

(1)

the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for that series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

(2)

the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement.

The Agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to the price specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of that series, but the entity’s right to so purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the securities on the closing date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor, the servicer or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See “Description of the Securities--Optional Purchase or Termination.”

INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of the series, holders of notes of the series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CUSTODY RECEIPTS; CUSTODY AGREEMENTS

A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are loans, the loans will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

Payments on notes held by a custodian will be made by the related indenture trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

If a series of securities includes custody receipts, the related prospectus supplement will describe:

●

the primary assets that are security for the related notes

●

the terms of the related notes, and

●

the terms of the custody receipts.

At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Such notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of the notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

NOTICES; VOTING

Upon receipt from a trustee or servicer under agreements relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of that notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of a note, the custodian shall within the time period specified in the related prospectus supplement following receipt of that notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

Notwithstanding the above, without the consent of the holders of all of the custody receipts of a series, neither the custodian shall vote nor shall the holders of custody receipts consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

DEFAULTS

The custodian will not be authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture. The custodian also has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any Event of Default or similar event with respect to the servicer, each holder of a custody receipt will have the right to proceed directly and individually against the issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of the holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

THE CUSTODIAN

Under the custody agreement, the note custodian will not be liable other than by reason of bad faith or gross negligence in the performance of its duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the owners and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of that holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

DUTIES OF THE CUSTODIAN

The custodian makes no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian is required to perform only those duties specifically required of it under the custody agreement.

The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF CUSTODIAN

The custodian may, upon written notice to the depositor, resign at any time, in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66 2/3% of the aggregate voting rights of all custody receipts of the related series.

Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

AMENDMENT OF CUSTODY AGREEMENT

As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer, if any, and the custodian with respect to that series, without notice to or consent of the holders:

(1)

to cure any ambiguity,

(2)

to correct any defective provisions or to correct or supplement any provision in the custody agreement,

(3)

to add to the duties of the depositor or the custodian, or

(4)

to add any other provisions with respect to matters or questions arising under the custody agreement or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with respect to that series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the custody receipts of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the required percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

VOTING RIGHTS

The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

TERMINATION OF CUSTODY AGREEMENT

The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.

LEGAL ASPECTS OF LOANS

The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

MORTGAGES

The loans for a series will, and home improvement contracts for a series may, be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to those instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances, a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the costs of clean-up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all “responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest but without “actually participating in the management” of the property. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to third party, or fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exclusion to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that clean-up costs arising from the circumstances set forth above would result in a loss to holders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

Except as otherwise specified in the related prospectus supplement, at the time the loans were originated, no environmental or a very limited environmental assessments of the properties were conducted.

RIGHTS OF REDEMPTION

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers’ and Sailors’ Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Bankruptcy Code provides priority to particular tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

Title V provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

GENERAL

The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

SECURITY INTERESTS IN HOME IMPROVEMENTS

The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods that gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor under that contract. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

APPLICABILITY OF USURY LAWS

Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

The Loans may also consist of installment contracts. Under an installment contract the seller, or lender, retains legal title to the property and enters into an agreement with the purchaser, or borrower, for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS’ AND SAILORS’ CIVIL RELIEF ACT OF 1940

Under the Soldiers’ and Sailors’ Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

(1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

(2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

(3) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Soldiers’ and Sailors’ Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on loans or underlying loans, as applicable, included in a trust fund for a series resulting from application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those loans or underlying loans had the interest shortfall not occurred.

CONSUMER PROTECTION LAWS

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

The loans may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth in Lending Act as it applies to mortgages subject to HOEPA. HOEPA requires additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA, such as the trust fund with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust fund includes loans subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller’s representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the loan in question.

THE DEPOSITOR

GENERAL

The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments (“Depositor Securities”) collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

(1)

the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

(2)

credit card purchases or cash advances,

(3)

the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

(4)

trade financings,

(5)

loans secured by certain first or junior mortgages on real estate,

(6)

loans to employee stock ownership plans and

(7)

any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with those receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the depositor’s Certificate of Incorporation limits the depositor’s activities to the above activities and related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

(1)

to purchase the related primary assets,

(2)

to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

(3)

to establish any reserve funds described in the related prospectus supplement and

(4)

to pay costs of structuring and issuing the securities, including the costs of obtaining Enhancement, if any.

If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of such primary assets.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP as special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

This discussion addresses the following four types of securities:

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REMIC certificates,

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FASIT certificates,

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notes issued by a trust, including a trust for which a REIT election has been made, and

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trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “— Special Tax Attributes” and “— Backup Withholding” below address all types of securities.

REMIC CERTIFICATES GENERALLY.

With respect to each series of REMIC certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an “outside reserve fund”).  The outside reserve fund would typically be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

FASIT CERTIFICATES GENERALLY.

With respect to each series of FASIT certificates, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.”  The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under “— Taxation of Securities Treated as Debt Instruments” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in securities who hold such interests in inventory.  If a securities dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

ISSUANCE OF NOTES GENERALLY.

For each issuance of notes by a trust (which does not make a REMIC or FASIT election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

CLASSIFICATION OF TRUST CERTIFICATES GENERALLY.

With respect to each series of trust certificates for which no REMIC or FASIT election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, subchapter J of Chapter 1 of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”); or (3) the trust will be classified as either a Grantor Trust or a partnership and that each beneficial owner of specified certificates will be treated as holding indebtedness of that Grantor Trust or partnership.  The depositor and the trustee will agree, and the beneficial owners of trust certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving trust certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below, and for a discussion of the tax treatment of trust certificates treated as indebtedness, see “Taxation of Securities Treated as Debt Instruments” below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, (iii) notes issued by a trust that does not make a REMIC or FASIT election and (iv) specified trust certificates that will be treated as indebtedness.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

INTEREST INCOME AND OID.

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

VARIABLE RATE SECURITIES.

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

ACQUISITION PREMIUM.

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

MARKET DISCOUNT.

If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

AMORTIZABLE BOND PREMIUM.

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

NON-PRO RATA SECURITIES.

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

ELECTION TO TREAT ALL INTEREST AS OID.

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

TREATMENT OF LOSSES.

Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC or FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

SALE OR OTHER DISPOSITION.

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

FOREIGN PERSONS.

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

INFORMATION REPORTING.

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

TAXABLE INCOME OR NET LOSS OF THE REMIC.

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

PASS THROUGH OF CERTAIN EXPENSES.

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

EXCESS INCLUSIONS.

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

TAXABLE INCOME MAY EXCEED DISTRIBUTIONS.

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

BASIS RULES AND DISTRIBUTIONS.

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates.”

SALES OF REMIC RESIDUAL CERTIFICATES.

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

INDUCEMENT FEES.

Regulations have been proposed regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States.  The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

DISQUALIFIED ORGANIZATIONS.

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

NONECONOMIC REMIC RESIDUAL CERTIFICATES.

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES TO FOREIGN PERSONS.

Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

FOREIGN PERSONS.

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July  18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “— Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Persons” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

ADMINISTRATIVE PROVISIONS.

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes — REMIC Certificates” below.

MARK-TO-MARKET RULES.

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

An Ownership certificate represents the residual equity interest in a FASIT.  The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Securities — FASIT Certificates Generally” above.

A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner’s basis in those assets.  In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Security Owner’s basis in the assets held in the FASIT.  Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate.  Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any “prohibited transactions.”  Prohibited transactions include:

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the receipt of income derived from assets that are not permitted assets,

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certain dispositions of permitted assets,

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the receipt of any income derived from any loan originated by a FASIT, and

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in certain cases, the receipt of income representing a servicing fee or other compensation.

Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUST CERTIFICATES

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

CLASSIFICATION OF STRIPPED CERTIFICATES.

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

TAXATION OF STRIPPED CERTIFICATES.

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “— Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “— Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “— Trust Expenses” below, subject to the limitation described therein.

PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES.

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

TAXATION OF STANDARD CERTIFICATES.

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

TRUST EXPENSES.

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

SALES OF GRANTOR TRUST CERTIFICATES.

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

TRUST REPORTING.

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

FOREIGN PERSONS.

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons.”

PARTNER CERTIFICATES

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

SECURITY OWNER’S DISTRIBUTIVE SHARE.

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

DISTRIBUTIONS.

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

SALE OR EXCHANGE OF A PARTNER CERTIFICATE.

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

SECTION 708 TERMINATIONS.

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

SECTION 754 ELECTION.

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

FOREIGN PERSONS.

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

INFORMATION REPORTING.

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

ADMINISTRATIVE MATTERS.

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC CERTIFICATES.

REMIC certificates held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

In addition, REMIC certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC certificates will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be “permitted assets” within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Certificates Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

FASIT REGULAR CERTIFICATES.

FASIT regular certificates held by a REIT will qualify as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered.  Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered.  See “— REMIC Certificates” above.

NON-REMIC AND NON-FASIT DEBT SECURITIES.

Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

GRANTOR TRUST CERTIFICATES.

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

PARTNER CERTIFICATES.

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuer.

BACKUP WITHHOLDING

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

GENERAL

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans.  Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements.  Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law.  Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in securities may cause the primary assets and other assets included in a related trust fund to be deemed Plan assets.  The United States Department of Labor (“DOL”) has issued regulations set forth at 29 C.F.R. Section 2510.3-101 (the “DOL Regulations”) which provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined therein.  For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  To the extent the securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan.  If the primary assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as any servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.  In addition, if the primary assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

The DOL issued an individual exemption to Lehman Brothers Inc.’s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption (“PTE”) 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the “Exemption”) that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

(1)

The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

(3)

In the case of a transaction described in the Exemption as a designated transaction (a “Designated Transaction”), in which the investment pool contains only certain types of assets such as the primary assets which are fully secured, the Exemption covers subordinated securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency.  The Exemption also applies to securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

(4)

Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of securities in reliance on the Exemption;

(5)

The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

(6)

The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related Agreement and reimbursement of that person’s reasonable expenses in connection therewith;

(7)

The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the securities Act of 1933, as amended; and

(8)

For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

The rating of a security may change.  If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it).  Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60.

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust fund asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An “eligible Swap” is one which:

a.

is denominated in U.S. dollars;

b.

pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

c.

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by primary assets (“Allowable Notional Amount”);

d.

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

e.

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid; and

f.

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

a.

a “qualified professional asset manager” (“QPAM”) under PTCE 84-14,

b.

an “in-house asset manager” under PTCE 96-23 or

c.

has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

a.

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

b.

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

a.

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

b.

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

c.

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to securities purchased by Plans if it meets the following conditions:

a.

it is denominated in U.S. dollars;

b.

it pays an Allowable Interest Rate;

c.

it is not Leveraged;

d.

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

e.

it is entered into between the trust fund and an eligible counterparty; and

f.

it has an Allowable Notional Amount.

The Exemption permits transactions using a Pre-Funding Account whereby a portion of the primary assets are transferred to the trust fund within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such primary assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans and the servicing, management and operation of the trust fund.  A fiduciary of a Plan contemplating purchasing a security should make its own determination that the general conditions set forth above will be satisfied for that security.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.  An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the securities, the depositor, any servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

Without regard to whether securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable.  Included among such exemptions are:  the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers.  It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

The depositor, any servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans.  Because these parties may receive certain benefits in connection with the sale of securities, the purchase of securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.  Accordingly, securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith.  In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts.  The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby.

Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

Unless otherwise specified in the related prospectus supplement, the securities will not constitute “mortgage related securities” under SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

RATINGS

It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of the series.

PLAN OF DISTRIBUTION

The depositor may offer each series of securities through Lehman Brothers Inc. or one or more other firms that may be designated at the time of each offering of the securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by McKee Nelson LLP, New York, New York.

AVAILABLE INFORMATION

Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.

A trust fund formed to issue securities under this prospectus will be subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files, for the required period of time, reports and other information with the SEC. Those reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:  Chicago Regional Office, 500 West Madison Street, Chicago, Ill. 60661 and New York Regional Office, 233 Broadway, New York, N.Y. 10279. Copies of that material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

INDEX OF DEFINED TERMS

1986 Act

PAC Method

AFR

Parties in Interest

Allowable Interest Rate

Partner Certificates

Allowable Notional Amount

Plans

Assumed Reinvestment Rate

PS Agreement

Code

PS Servicer

Debt Securities

PS Sponsor

Depositor Securities

PS Trustee

Designated Transaction

PTCE

DOL

PTE

DOL Pre-Funding Period

QPAM

DOL Regulations

Qualified Stated Interest

Enhancement

Rating Agency

ERISA

RCRA

Exemption

REIT

EYS Agreement

REMICs

FASIT

Residual Owner

Foreign Person

Security Owner

Grantor Trust

Standard Certificates

Grantor Trust Certificates

Stripped Bond Rules

High-Yield Interests

Stripped Certificates

IRS

Swap

Leveraged

Swap Agreement

OID

U.S. Person

OID Regulations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuances and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are*:

SEC Filing Fees..................................

$24,270

Legal Fees and Expenses..........................

$200,000

Accounting Fees and Expenses.....................

$40,000

Blue Sky Fees and Expenses.......................

$12,500

Trustee’s Fees and Expenses......................

$20,000

Rating Agency Fees...............................

$100,000

Printing and Engraving Fees......................

$60,000

Miscellaneous....................................

$20,000

Total............................................

$476,770

________________

*  All amounts are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to one-tenth of the principal amount of Securities registered hereby.  Accordingly, only one-tenth of the SEC Registration Fee paid upon the filing on the Registration Statement is included in the table above.

Item 15.  Indemnification of Directors and Officers.

Article VIII, Section 6, of the By-Laws of the Depositor sets forth certain rights of the directors and officers of the Depositor to indemnification. In addition, Section 145 of the Delaware General Corporation Law contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments and the like in connection with litigation. Reference is made to Exhibit 3.2 to this Registration Statement for the complete text of Article VIII, Section 6 of the By-laws.

Item 16.  Exhibits.

    1.1-

Form of Underwriting Agreement. (1)

    3.1-

Restated Certificate of Incorporation of Lehman ABS Corporation. (2)

    3.2-

Form of By-Laws of Lehman ABS Corporation. (3)

    4.1-

Form of Pooling and Servicing Agreement. (1)

    4.2-

Form of Trust Agreement. (1)

    4.3-

Form of Sale and Servicing Agreement. (1)

    4.4-

Form of Indenture. (1)

    4.5-

Form of Custody Agreement. (1)

    5.1-

Opinion of McKee Nelson LLP as to legality. (1)

    8.1-

Opinion of McKee Nelson LLP as to tax matters. (1)

    10.1-

Form of Mortgage Loan Purchase Agreement. (1)

    23.1-

Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and 8.1)

    24.1-

Power of Attorney of Directors and Officers of Company. (4)

________________

(1)  Filed herewith.

(2)  Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-67542) filed on August 17, 1993.

(3)  Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-20084) filed on January 13, 1993.

(4)  Filed previously.

Item 17.  Undertakings.

A.  Undertaking Pursuant to Rule 415.

The Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933 each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

The undersigned Registration hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference.

The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of September 2003.

LEHMAN ABS CORPORATION

By

/s/Mark L. Zusy

Mark L. Zusy

Chairman of the Board, Director

and Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

*

Chairman of the Board

September 17, 2003

_______________________

(Principal Executive Officer)

Mark L Zusy

Director and Managing Director

*

Director and Managing Director

September 17, 2003

_______________________

Samir Tabet

*

Controller (Principal

September 17, 2003

_______________________

Accounting Officer)

David Goldfarb

*

Director

September 17, 2003

_______________________

James Sullivan

__________________

*

Mark L. Zusy by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and attached as Exhibit 24.1 to this Registration Statement.

/s/ Mark L. Zusy

Mark L. Zusy

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

    1.1-

Form of Underwriting Agreement. (1)

    3.1-

Restated Certificate of Incorporation of Lehman ABS Corporation. (2)

    3.2-

Form of By-Laws of Lehman ABS Corporation. (3)

    4.1-

Form of Pooling and Servicing Agreement. (1)

    4.2-

Form of Trust Agreement. (1)

    4.3-

Form of Sale and Servicing Agreement. (1)

    4.4-

Form of Indenture. (1)

    4.5-

Form of Custody Agreement. (1)

    5.1-

Opinion of McKee Nelson LLP as to legality. (1)

    8.1-

Opinion of McKee Nelson LLP as to tax matters. (1)

    10.1-

Form of Mortgage Loan Purchase Agreement. (1)

    23.1-

Consent of McKee Nelson LLP (included as part of Exhibits 5.1 and 8.1).

    24.1-

Power of Attorney of Directors and Officers of Company. (4)

------------------------

(1)  Filed herewith.

(2)  Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-67542) filed on August 17, 1993.

(3)  Incorporated by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-20084) filed on January 13, 1993.

(4)  Filed Previously.